Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291984

Prospectus Supplement No. 15

(To Prospectus dated December 5, 2025, as supplemented by

Prospectus Supplement No. 1 dated December 19, 2025

Prospectus Supplement No. 2 dated January 8, 2026

Prospectus Supplement No. 3 dated February 3, 2026

Prospectus Supplement No. 4 dated February 4, 2026

Prospectus Supplement No. 5 dated February 20, 2026

Prospectus Supplement No. 6 dated March 11, 2026

Prospectus Supplement No. 7 dated April 14, 2026

Prospectus Supplement No. 8 dated April 15, 2026

Prospectus Supplement No. 9 dated May 1, 2026

Prospectus Supplement No. 10 dated May 1, 2026

Prospectus Supplement No. 11 dated May 15, 2026

Prospectus Supplement No. 12 dated May 29, 2026

Prospectus Supplement No. 13 dated June 26, 2026

Prospectus Supplement No. 14 dated July 17, 2026)

CERO THERAPEUTICS HOLDINGS, INC.

729,596,950 Shares of Common Stock

This prospectus supplement no. 15 (this “Prospectus Supplement”) amends and supplements the prospectus dated December 5, 2025 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our Registration Statement on Form S-1 (Registration Statement No. 333-291984). This Prospectus Supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in the attached Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “Securities and Exchange Commission”) on August 14, 2026 (the “Form 10-Q”). Accordingly, we have attached the Form 10-Q to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on this Prospectus Supplement.

Our common stock is traded on OTCQB under the symbol “CERO” and our public warrants is traded on OTCID under the symbol “CEROW,” respectively. On August 13, 2026, the last quoted bid price of our common stock as reported on OTCQB was $0.0095 per share and the last quoted bid price of our public warrants as reported on OTCID was $0.0025 per warrant.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 14, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2026

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to

Commission File No. 001-40877

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4182129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Haskins Way, Suite 230, South San Francisco, CA 94080

(Address of Principal Executive Offices, including zip code)

(650) 407-2376

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERO	None
Warrants, each warrant exercisable for one two-thousandths of a share of Common Stock	CEROW	None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T(§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

As of August 13, 2026 there were 71,630,992 shares of Common Stock, par value $0.0001 per share, issued and outstanding.

CERO THERAPEUTICS HOLDINGS, INC.

FORM 10-Q

FOR THE QUARTER ENDED JUNE 30, 2026

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Quarterly Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this Quarterly Report, including statements regarding our future results of operations and financial position, business strategy, drug candidates, planned preclinical studies and clinical trials, results of preclinical studies, clinical trials, research and development (“R&D”) costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this Quarterly Report include, but are not limited to, statements about:

●	our financial performance;

●	our ability to obtain additional cash and the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements, including the development and, if approved, commercialization of our product candidates;

●	the impact of the delisting of our common stock and public warrants from Nasdaq;

●	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	the scope, progress, results and costs of developing CER-1236 or any other product candidates we may develop, and conducting preclinical studies and clinical trials;

●	the timing and costs involved in obtaining and maintaining regulatory approval of CER-1236 or any other product candidates we may develop, and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations or accelerated approvals for our drug candidates for various indications;

●	current and future agreements with third parties in connection with the development and commercialization of CER-1236 or any other future product candidate;

●	our ability to advance product candidates into and successfully complete clinical trials;

●	the ability of our clinical trials to demonstrate the safety and efficacy of CER-1236 and any other product candidates we may develop, and other positive results;

●	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

●	the benefits of orphan drug designation and potential for orphan drug exclusivity in the future for CER-1236 and any other product candidates that may receive orphan drug designation;

●	our plans relating to the commercialization of CER-1236 and any other product candidates we may develop, if approved, including the geographic areas of focus and our ability to grow a sales team;

●	the success of competing drugs, therapies or other products that are or may become available;

●	developments relating to our competitors and our industry, including competing product candidates and therapies;

●	our plans relating to the further development and manufacturing of CER-1236 and any other product candidates we may develop, including additional indications that we may pursue for CER-1236 or other product candidates;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our potential and ability to successfully manufacture and supply CER-1236 and any other product candidates we may develop for clinical trials and for commercial use, if approved;

●	the rate and degree of market acceptance of CER-1236 and any other product candidates we may develop, as well as the pricing and reimbursement of CER-1236 and any other product candidates we may develop, if approved;

●	our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for CER-1236 and for any other product candidate;

●	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of third parties;

●	our ability to realize the anticipated benefits of any strategic transactions;

●	our ability to attract and retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel and our ability to attract additional collaborators with development, regulatory and commercialization expertise;

●	our ability to maintain proper and effective internal controls;

●	the impact of macroeconomic conditions and geopolitical turmoil on our business and operations, including interest rates, inflationary pressures, capital market disruptions, changes in governmental agencies, international tariffs, trade protection measures, global conflicts, economic sanctions and economic slowdowns or recessions;

●	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as a smaller reporting company under the federal securities laws; and

●	our anticipated use of our existing cash and cash equivalents.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this Quarterly Report and are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this Quarterly Report. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this Quarterly Report, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Quarterly Report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

This Quarterly Report includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Quarterly Report appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise requires, all references herein to “we,” “us,” “our” or “the Company” refer to the business and operations of CERo Therapeutics Holdings, Inc. (“CERo”) and its subsidiaries.

SELECTED DEFINITIONS

As used in this Quarterly Report, unless otherwise noted or the context otherwise requires, references to the following capitalized terms have the meanings set forth below:

“2016 Plan” refers to the CERo Therapeutics, Inc. 2016 Equity Incentive Plan, as amended from time to time.

“2024 ESPP” refers to the CERo Therapeutics Holdings, Inc. 2024 Employee Stock Purchase Plan, as amended from time to time.

“2024 Plan” refers to the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan, as amended from time to time.

“Arena” refers to Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #13 - SPC #13.

“Arena Commitment Shares” refer to up to 500 shares of Common Stock issued to Arena as consideration for executing and delivering the Arena Purchase Agreement.

“Arena Purchase Agreement” refers to the Purchase Agreement, dated as of February 23, 2024, by and between CERo and Arena.

“Board of directors” refers to the board of directors of CERo.

“Business Combination” or “Merger” refers to the transactions contemplated by the Business Combination Agreement, including the merger between Merger Sub and Legacy CERo.

“Business Combination Agreement” refers to the Business Combination Agreement, dated as of June 4, 2023, as amended by Amendment No. 1, dated February 5, 2024 and Amendment No. 2, dated February 13, 2024, by and between PBAX, Merger Sub and Legacy CERo.

“Bylaws” refers to the Second Amended and Restated Bylaws of CERo.

“CERo” refers to CERo Therapeutics Holdings, Inc.

“Charter” refers to CERo’s Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of the State of Delaware February 14, 2024, as amended from time to time.

“Closing” refers to the closing of the Business Combination.

“Commitment Shares” refers to the Arena Commitment Shares and the Keystone Commitment Shares.

“Common Stock” refers to the common stock, par value $0.0001 per share, of CERo.

“Common Warrants” refers to the Public Warrants, Private Placement Warrants, the Conversion Warrants, the Series A Warrants, the Series C Warrants, the December 2024 Common Warrants, the January 2025 Common Warrants, the February 2025 Common Warrants and the February 2025 Pre-Funded Warrants.

“Conversion Warrants” refer to the warrants initially issued by CERo Therapeutics, Inc. and converted into warrants to purchase Common Stock in connection with the Business Combination.

“Convertible Notes” refer to the convertible promissory notes issued to Keystone on February 9, 2026, March 6, 2026, April 8, 2026, and April 27, 2026 and convertible promissory notes issued to SRX Global Inc. (f/k/a SRX Health Solutions Inc) on May 28, 2026, June 23, 2026, July 14, 2026 and August 11, 2026.

“December 2024 Common Warrants” refer to the warrants to purchase shares of Common Stock, at a current exercise price of $112.20 per share, issued by the Company in a private placement on December 23, 2024.

“DGCL” refers to the Delaware General Corporation Law, as may be amended from time to time.

“Earnout Shares” refer to the Primary Earnout Shares, the Secondary Earnout Shares and the Tertiary Earnout Shares, collectively.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“FDA” refers to the U.S. Food and Drug Administration, or any successor agency thereto.

“February 2024 Keystone Purchase Agreement” refers to the Common Stock Purchase Agreement, dated as of February 14, 2024, by and between CERo and Keystone.

“February 2024 Keystone Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of February 14, 2024, by and between CERo and Keystone.

“February 2025 Common Warrants” refer to the warrants to purchase shares of Common Stock, at a current exercise price of $39.20 per share, issued by the Company in a public offering on February 7, 2025.

“February 2025 Pre-Funded Warrants” refer to the warrants to purchase shares of Common Stock, at an exercise price of $0.002 per Share, issued in a public offering on February 7, 2025.

“Fee Modification Agreements” refers to the fee modification agreements between CERo and certain third-party vendors and service providers, pursuant to which such vendors received shares of Common Stock in lieu of certain payments due to such vendors prior to Closing.

“Fifth PIPE Financing” refers to the private placement pursuant to which we issued and sold, and the PIPE Investors purchased, shares of Series E Preferred Stock, on the terms and conditions set forth in the Fifth Securities Purchase Agreement.

“Fifth PIPE Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of October 14, 2025, by and between CERo and certain PIPE Investors.

“Fifth Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of October 14, 2025, by and among CERo and certain PIPE Investors, pursuant to which CERo agreed to issue and sell up to 9,750 shares of Series E Preferred Stock.

“First PIPE Financing” refers to the private placement pursuant to which we issued and sold, and the PIPE Investors purchased, shares of Series A Preferred Stock, the Series A Warrants and Preferred Warrants, on the terms and conditions set forth in the First Securities Purchase Agreement.

“First PIPE Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of February 14, 2024, by and between CERo and certain PIPE Investors.

“First Securities Purchase Agreement” refers to the Amended and Restated Securities Purchase Agreement, dated as of February 14, 2024, by and among PBAX, Legacy CERo and certain PIPE Investors, pursuant to which CERo agreed to issue and sell 10,089 shares of Series A Preferred Stock, 306 Series A Warrants and 2,500 Preferred Warrants.

“Fourth PIPE Financing” refers to the private placement pursuant to which we issued and sold, and the PIPE Investors purchased, shares of Series D Preferred Stock, on the terms and conditions set forth in the Fourth Securities Purchase Agreement.

“Fourth PIPE Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of April 22, 2025, by and between CERo and certain PIPE Investors.

v

“Fourth Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of April 21, 2025, as amended as of June 25, 2025, by and among CERo and certain PIPE Investors, pursuant to which CERo agreed to issue and sell up to 10,000 shares of Series D Preferred Stock.

“Initial Public Offering” refers to the initial public offering of PBAX, which closed on October 8, 2021.

“Investor Rights Agreement” refers to the Investor Rights and Lock-up Agreement, dated February 14, 2024, by and among CERo, the Sponsor, certain Legacy CERo Stockholders and certain other parties.

“January 2025 Common Warrants” refer to the warrants to purchase shares of Common Stock, at a current exercise price of $116.40 per share, issued by the Company in a private placement on January 6, 2025.

“July 2025 Keystone Purchase Agreement” refers to the Common Stock Purchase Agreement, dated as of July 11, 2025, by and between CERo and Keystone.

“July 2025 Keystone Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of July 11, 2025, by and between CERo and Keystone.

“Keystone” refers to Keystone Capital Partners, LLC.

“Keystone Commencement Date” refers to the time when all of the conditions to our right to commence sales of Common Stock to Keystone set forth in the respective Keystone Purchase Agreements have been satisfied.

“Keystone Commitment Amount” refers to the $25,000,000 of shares of Common Stock that Keystone has committed to purchase pursuant to the Keystone Purchase Agreements.

“Keystone Commitment Shares” refers to the 992 shares of Common Stock that have been issued to Keystone as consideration for Keystone entering into the Keystone Purchase Agreements.

“Keystone Equity Financing” refers to the equity line of credit established by the Keystone Purchase Agreements.

“Keystone Purchase Agreements” refers to the February 2024 Keystone Purchase Agreement, November 2024 Keystone Purchase Agreement, July 2025 Keystone Purchase Agreement and the November 2025 Keystone Purchase Agreement.

“Keystone Purchase Shares” refers to the shares of Common Stock that CERo may elect to issue and sell to Keystone after the Keystone Commencement Date.

“Keystone Registration Rights Agreements” refers to the February 2024 Registration Rights Agreement, November 2024 Registration Rights Agreement, July 2025 Keystone Registration Rights Agreement and the November 2025 Keystone Registration Rights Agreement.

“Legacy CERo” refers to CERo Therapeutics, Inc.

“Legacy CERo common stock” refers to the common stock, par value $0.0001 per share, of Legacy CERo.

“Legacy CERo preferred stock” refers to the preferred stock, par value $0.0001 per share, of Legacy CERo.

“Legacy CERo Stockholders” refers to the holders of Legacy CERo common stock and/or Legacy CERo preferred stock prior to the Business Combination.

“Legacy CERo warrants” refers to the warrants to purchase shares of Legacy CERo preferred stock.

“Liquidated Damages Modification Agreement” refers to the Liquidated Damages Modification Agreement, dated as of February 23, 2024, by and between us and Danforth Advisors, LLC.

“Merger Sub” refers to PBCE Merger Sub, Inc., a Delaware corporation.

“Nasdaq” refers to the Nasdaq Stock Market LLC.

“November 2025 Keystone Purchase Agreement” refers to the Common Stock Purchase Agreement, dated as of November 26, 2025, by and between CERo and Keystone.

“November 2025 Keystone Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of November 26, 2025, by and between CERo and Keystone.

“November 2024 Keystone Purchase Agreement” refers to the Common Stock Purchase Agreement, dated as of November 8, 2024, by and between CERo and Keystone.

“November 2024 Keystone Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of November 8, 2024, by and between CERo and Keystone.

“PBAX” refers to Phoenix Biotech Acquisition Corp., a Delaware corporation.

“PIPE Financings” refers to the First PIPE Financing, the Second PIPE Financing, the Third PIPE Financing, the Fourth PIPE Financing and the Fifth PIPE Financing.

“PIPE Investors” refer to the investors in the PIPE Financings.

“PIPE Registration Rights Agreement” refers to the First PIPE Registration Rights Agreement, the Second PIPE Registration Rights Agreement, the Third PIPE Registration Rights Agreement, the Fourth PIPE Registration Rights Agreement and the Fifth PIPE Registration Rights Agreement.

“PIPE Warrants” refer to the Series A Warrants, the Series C Warrants and the Preferred Warrants issued in the PIPE Financings.

“Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of CERo.

“Preferred Shares” refer to the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock issued in the PIPE Financings, including the Warrant Preferred Shares.

“Preferred Warrants” refer to warrants to purchase shares of Series A Preferred Stock.

“Primary Earnout Shares” refer to the 600 shares of Common Stock issued to the holders of Legacy CERo common stock and Legacy CERo preferred stock in connection with the Business Combination, 500 of which are subject to vesting upon the achievement of certain stock price-based earnout targets and 100 of which are subject to vesting upon a change of control, respectively.

“Private Placement Warrants” refer to private placement warrants to purchase shares of Common Stock, at an exercise price of $23,000.00 per share, that were originally sold in a private placement concurrently with the Initial Public Offering.

“Public Warrants” refer to the warrants to purchase shares of Common Stock, at an exercise price of $23,000.00 per share, that were originally issued in the Initial Public Offering.

“Reverse Stock Splits” refers to the Company’s reverse stock split that became effective at 12:01 a.m. Eastern time on January 8, 2025, pursuant to which each 100 shares of Common Stock outstanding immediately prior thereto was converted into 1 share of Common Stock outstanding immediately thereafter, and to the Company’s reverse stock split that became effective at 12:01 a.m. Eastern time on June 13, 2025, pursuant to which each 20 shares of Common Stock outstanding immediately prior thereto was converted into 1 share of Common Stock outstanding immediately thereafter.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Secondary Earnout Shares” refer to the 438 shares of Common Stock issued to the holders of Legacy CERo common stock and Legacy CERo preferred stock in connection with the Business Combination, which became fully vested at Closing.

“Second PIPE Financing” refers to the private placement pursuant to which we issued and sold, and the PIPE Investors purchased, shares of Series B Preferred Stock, on the terms and conditions set forth in the Second Securities Purchase Agreement.

“Second PIPE Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of March 29, 2024, by and between CERo and certain PIPE Investors.

“Second Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of March 29, 2024, by and among CERo and certain PIPE Investors, pursuant to which CERo agreed to issue and sell 626 shares of Series B Preferred Stock.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Securities Purchase Agreements” refers to the First Securities Purchase Agreement, the Second Securities Purchase Agreement, the Third Securities Purchase Agreement, the Fourth Securities Purchase Agreement and the Fifth Securities Purchase Agreement.

“Selling Securityholder” refers to Keystone.

“Series A Certificate of Designations” refers to the Certificate of Designations of Rights and Preferences of the Series A Preferred Stock, as amended from time to time.

“Series A Preferred Stock” refers to the Series A convertible preferred stock, $0.0001 par value per share, of CERo.

“Series A Warrants” refers to warrants to purchase Common Stock, at a current exercise price of $2,780.00 per share, sold to certain PIPE Investors pursuant to the First Securities Purchase Agreement.

“Series B Certificate of Designations” refers to the Certificate of Designations of Rights and Preferences of the Series B Preferred Stock, as amended from time to time.

“Series B Preferred Stock” refers to the Series B convertible preferred stock, $0.0001 par value per share, of CERo.

“Series C Certificate of Designations” refers to the Certificate of Designations of Rights and Preferences of the Series C Preferred Stock, as amended from time to time.

“Series C Preferred Stock” refers to the Series C convertible preferred stock, $0.0001 par value per share, of CERo.

“Series C Warrants” refers to warrants to purchase shares of Common Stock, at a current exercise price of $0.80 per share, sold to certain PIPE Investors pursuant to the Third Securities Purchase Agreement.

“Series D Certificate of Designations” refers to the Certificate of Designations of Rights and Preferences of the Series D Preferred Stock, as amended from time to time.

“Series D Preferred Stock” refers to the Series D convertible preferred stock, $0.0001 par value per share, of CERo.

“Series E Certificate of Designations” refers to the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock, as amended from time to time.

“Series E Preferred Stock” refers to the Series E convertible preferred stock, $0.0001 par value per share, of CERo.

“Sponsor” refers to Phoenix Biotech Sponsor, LLC, a Delaware limited liability company.

“Tertiary Earnout Shares” refer to the 500 shares of Common Stock issued to the holders of Legacy CERo common stock and Legacy CERo preferred stock in connection with the Business Combination, which became fully vested upon the achievement of certain regulatory milestone-based earnout targets.

“Third PIPE Financing” refers to the private placement pursuant to which we issued and sold, and the PIPE Investors purchased, shares of Series C Preferred Stock, on the terms and conditions set forth in the Third Securities Purchase Agreement.

“Third PIPE Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of September 26, 2024, by and between CERo and certain PIPE Investors.

“Third Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of September 25, 2024, by and among CERo and certain PIPE Investors, pursuant to which CERo agreed to issue and sell 2,853 shares of Series C Preferred Stock and Series C Warrants to purchase 4,088 shares of Common Stock.

“Warrant Common Shares” refer to the shares of Common Stock underlying the Common Warrants.

“Warrant Preferred Shares” refer to the shares of Preferred Stock underlying the Preferred Warrants

“Warrants” refer to the Rollover Warrants, the Private Placement Warrants, the Series A Warrants, the Series C Warrants, the December 2024 Common Warrants, the January 2025 Common Warrants, the Public Warrants, the February 2025 Common Warrants and the February 2025 Pre-Funded Warrants.

PART 1 - FINANCIAL INFORMATION

Item 1. Financial Statements

CERO THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS

Current assets:
Cash, restricted cash, and cash equivalents	$937,512	$1,662,380
Prepaid expenses and other current assets	610,438	1,071,900
Total current assets	1,547,950	2,734,280

Operating lease right-of-use asset	226,074	660,706
Property and equipment, net	125,947	246,148
Total assets	$1,899,971	$3,641,134

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Convertible notes payable, net	$746,647	$-
Accounts payable	8,216,774	7,580,899
Accrued liabilities	485,009	363,811
Insurance payable	14,793	338,279
Operating lease liability	218,308	699,107
Preferred stock liabilities - Series D convertible preferred stock, $0.0001 par value; 12,500 shares authorized; 5,223 issued and outstanding at June 30, 2026; liquidation preference of $6,528,750 at June 30, 2026	8,784,862	-
Preferred stock liabilities - Series E convertible preferred stock, $0.0001 par value; 10,000 shares authorized; 3,680 issued and outstanding at June 30, 2026; liquidation preference of $4,599,562 at June 30, 2026	6,189,020	-
Derivative liabilities - convertible notes	7,663,855	-
Earnout liability	500	20,000
Deemed dividend – common stock liability, 692 shares	85,500	85,500
Total current liabilities	32,405,268	9,087,596

Total liabilities	32,405,268	9,087,596

Commitments and contingencies (Note 14)

Stockholders’ deficit:
Preferred stock, par value $0.0001; authorized 10,000,000 shares:	-	-
Series C convertible preferred stock, $0.0001 par value; 2,853 shares authorized; 7 shares issued and outstanding at June 30, 2026 and December 31, 2025; liquidation preference of $8,750 at June 30, 2026	2,292	2,292
Series D convertible preferred stock, $0.0001 par value; 12,500 shares authorized; 5,352 issued and outstanding at December 31, 2025	-	4,047,699
Series E convertible preferred stock, $0.0001 par value; 10,000 shares authorized; 3,816 issued and outstanding at December 31, 2025	-	1,926,133
Series A convertible preferred stock, $0.0001 par value; 12,580 shares authorized; 1,429 issued and outstanding at June 30, 2026 and December 31, 2025, respectively; liquidation preference of $2,143,500 at June 30, 2026	1,287,315	1,287,315
Class A common stock; $0.0001 par value; 1,000,000,000 shares authorized; 63,811,396 and 21,102,671 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	6,381	2,110
Additional paid-in capital	65,961,431	78,126,104
Stock subscription receivable	(9,857)	-
Accumulated deficit	(97,752,859)	(90,838,115)
Total stockholders’ deficit	(30,505,297)	(5,446,462)

Total liabilities and stockholders’ deficit	$1,899,971	$3,641,134

See accompanying notes to the unaudited consolidated financial statements.

CERO THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Operating Expenses:
Research and development	$1,736,013	$2,753,963	$4,074,357	$5,661,790
General and administrative	2,110,453	1,969,828	4,617,837	4,012,532

Total Operating Expenses	3,846,466	4,723,791	8,692,194	9,674,322

Loss from Operations	(3,846,466)	(4,723,791)	(8,692,194)	(9,674,322)

Other Income (Expenses):
(Loss) gain on foreign currency	(52)	-	121	-
Derivative expense	(3,103,533)	-	(4,000,255)	-
Change in fair value of preferred stock liabilities	6,610,240	-	6,610,240	-
Change in fair value of earnout liability	-	-	19,500	-
Stock-based inducement expense	-	(707,300)	-	(863,550)
Interest income	1,025	13,776	4,174	14,626
Interest expense	(690,044)	-	(856,330)	-

Total Other Income (Expenses), net	2,817,636	(693,524)	1,777,450	(848,924)

Net Loss	(1,028,830)	(5,417,315)	(6,914,744)	(10,523,246)

Deemed dividend on Series A, B, C, D and E Preferred Stock	(28,426,624)	(24,700,374)	(28,426,624)	(24,964,518)
Deemed dividend related to Series C Common Warrants	-	-	-	(84,083)

Net loss attributable to common shareholders	$(29,455,454)	$(30,117,689)	$(35,341,368)	$(35,571,847)

Net Loss per Common Share:
Basic and diluted	$(0.70)	$(61.71)	$(0.92)	$(107.60)
Weighted Average Common Shares Outstanding:
Basic and diluted	42,175,020	488,076	38,567,412	330,603

See accompanying notes to the unaudited consolidated financial statements.

CERO THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

(Unaudited)

	Convertible Preferred Stock										Class A		Additional	Stock		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Paid-in	Subscriptions	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Deficit

Balance at December 31, 2025	1,429	$1,287,315	-	$-	7	$2,292	5,352	$4,047,699	3,816	$1,926,133	21,102,671	$2,110	$78,126,104	$-	$(90,838,115)	$(5,446,462)
Sale of Common Stock under Keystone ELOC, net of issuance costs of $0	-	-	-	-	-	-	-	-	-	-	13,707,702	1,371	499,340	(44,545)	-	456,166
Issuance of shares of Common Stock on conversion of Series D Preferred Stock	-	-	-	-	-	-	(60)	(45,366)	-	-	1,200,000	120	45,246	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	1,617,455	-	-	1,617,455
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,885,914)	(5,885,914)
Balance at March 31, 2026	1,429	1,287,315	-	-	7	2,292	5,292	4,002,333	3,816	1,926,133	36,010,373	3,601	80,288,145	(44,545)	(96,724,029)	(9,258,755)
Sale of Common Stock under Keystone ELOC, net of issuance costs of $0	-	-	-	-	-	-	-	-	-	-	7,266,378	727	208,910	34,688	-	244,325
Issuance of shares of Common Stock on conversion of Series D Preferred Stock	-	-	-	-	-	-	(69)	(52,171)	-	-	6,900,000	690	51,481	-	-	-
Issuance of shares of Common Stock on conversion of Series E Preferred Stock	-	-	-	-	-	-	-	-	(136.35)	(68,821)	13,634,645	1,363	67,458	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	1,122,085	-	-	1,122,085
Reclassification of fair value of preferred stock to preferred stock liabilities	-	-	-	-	-	-	-	(3,950,162)	-	(1,857,312)	-	-	(15,776,648)	-	-	(21,584,122)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,028,830)	(1,028,830)
Balance at June 30, 2026	1,429	$1,287,315	-	$-	7	$2,292	5,223	$-	3,680	$-	63,811,396	$6,381	$65,961,431	$(9,857)	$(97,752,859)	$(30,505,297)

	Convertible Preferred Stock										Series A		Additional	Stock		Total
	Series A		Series B		Series C		Series D		Series E		Common Stock		Paid-in	Subscriptions	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Deficit

Balance at December 31, 2024	1,894	$1,708,396	273	$218,051	2,853	$1,249,999	-	$-	-	$-	120,795	$12	$67,142,276	$(1,295,444)	$(70,917,853)	$(1,894,563)
Issuance of shares of Series A Preferred Stock upon exercise of Series A Preferred Warrants	625	500,000	-	-	-	-	-	-	-	-	-	-	(500,000)	500,000	-	500,000
Sale of common stock	-	-	-	-	-	-	-	-	-	-	15,000	2	587,998	-	-	588,000
Sale of pre-funded warrants, net of issuance costs of $839,004	-	-	-	-	-	-	-	-	-	-	-	-	3,572,795	-	-	3,572,795
Exercise of pre-funded warrants	-	-	-	-	-	-	-	-	-	-	91,214	9	173			182
Purchases of shares of Common Stock under Keystone ELOC	-	-	-	-	-	-	-	-	-	-	14,531	1	1,227,240	-	-	1,227,241
Collection of stock subscriptions receivable related to prior Keystone ELOC purchases	-	-	-	-	-	-	-	-	-	-	-	-	-	716,694	-	716,694
Issuance of shares of Common Stock upon conversion of Series A Preferred Stock	(1,090)	(921,081)	-	-	-	-	-	-	-	-	14,447	1	921,080	-	-	-
Issuance of shares of Common Stock upon conversion of Series B Preferred Stock	-	-	(75)	(59,904)	-	-	-	-	-	-	2,500	-	59,904	-	-	-
Redemption of Series C Preferred Stock	-	-	-	-	(316)	(267,856)	-	-	-	-	-	-	(127,144)	-	-	(395,000)
Stock-based inducement expense related to conversion of Series A Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	-	156,250	-	-	156,250
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	304,946	-	-	304,946
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,105,931)	(5,105,931)
Balance at March 31, 2025	1,429	1,287,315	198	158,147	2,537	982,143	-	-	-	-	258,487	25	73,345,518	(78,750)	(76,023,784)	(329,386)
Exercise of pre-funded warrants	-	-	-	-	-	-	-	-	-	-	10,550	1	20	-	-	21
Purchases of shares of Common Stock under Keystone ELOC, net of issuance costs of $124,131	-	-	-	-	-	-	-	-	-	-	75,064	8	481,963	-	-	481,971
Issuance of shares of Common Stock upon conversion of Series B Preferred Stock	-	-	(198)	(158,147)	-	-	-	-	-	-	42,258	4	158,143	-	-	-
Issuance of shares of Common Stock upon conversion of Series C Preferred Stock	-	-	-	-	(2,477)	(935,208)	-	-	-	-	808,444	81	935,127	-	-	-
Issuance of Series D Preferred Stock for cash and equity securities, net of issuance costs of $362,220	-	-	-	-	-	-	9,503	7,240,180	-	-	-	-	(4,500,000)	-	-	2,740,180
Stock-based inducement expense related to conversion of Series C Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	-	707,300	-	-	707,300
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	183,328	-	-	183,328
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,417,315)	(5,417,315)
Balance at June 30, 2025	1,429	$1,287,315	-	$-	60	$46,935	9,503.00	$7,240,180	-	$-	1,194,803	$119	$71,311,399	$(78,750)	$(81,441,099)	$(1,633,901)

See accompanying notes to the unaudited consolidated financial statements.

CERO THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,914,744)	$(10,523,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	120,201	145,715
Stock-based compensation	2,739,540	488,274
Amortization of right-to-use operating lease asset	434,632	391,417
Inducement expense	-	863,550
Amortization of debt discount	746,647	-
Foreign currency transaction gain included in other expenses, net	(121)	-
Loss on initial and revaluation of derivative liabilities	4,000,255	-
Gain on revaluation of preferred stock liabilities	(6,610,240)	-
Gain on revaluation of earnout liability	(19,500)	-
Change in assets and liabilities:
Prepaid expenses and other current assets	461,462	(169,143)
Accounts payable	635,996	561,901
Accrued liabilities	121,198	(404,289)
Insurance financing liability	(323,486)	-
Operating lease liability	(480,799)	(422,881)
Net cash used in operating activities	(5,088,959)	(9,068,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of Series A Preferred warrants	-	500,000
Proceeds from convertible notes, net	3,663,600	-
Proceeds from share purchases under ELOC, net of issuance costs	700,491	2,425,906
Proceeds received from sale of Series D Preferred Stock, net of issuance costs	-	2,240,180
Proceeds received from sale of common stock and warrants	-	588,000
Proceeds received from sale of pre-funded warrants, net of issuance costs	-	3,685,027
Proceeds from exercise of pre-funded warrants	-	203
Cash redemption of Series C Preferred Stock	-	(395,000)
Net cash provided by financing activities	4,364,091	9,044,316

Net decrease in cash, restricted cash and cash equivalents	(724,868)	(24,386)

Cash, restricted cash and cash equivalents at beginning of period	1,662,380	3,327,060

Cash, restricted cash and cash equivalents at end of period	$937,512	$3,302,674

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the same such amounts shown in the consolidated statements of cash flows:
Cash and cash equivalents	$862,756	$3,227,918
Restricted cash	74,756	74,756
Cash, restricted cash and cash equivalents	$937,512	$3,302,674

NON-CASH FINANCING ACTIVITIES:
Conversion of Series A, Series B, Series C, Series D and Series E preferred stock to common stock	$166,358	$2,074,340
Increase in debt discount and derivative liabilities	$3,663,600	$-
Reclassification of deferred offering costs to additional paid-in capital	$-	$112,232
Reclassification of accrued expenses to accounts payable	$-	$1,143,826
Issuance of Series D Preferred Stock for investment in equity securities	$-	$500,000
Reclassification of Series D preferred stock fair value to preferred stock liabilities	$8,784,862	$-
Reclassification of Series E preferred stock fair value to preferred stock liabilities	$12,799,260	$-

See accompanying notes to the unaudited consolidated financial statements.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Nature of Operations – CERo Therapeutics Holdings, Inc. (OTCQB: CERO) (“CERo”, or the “Company”), F/K/A Phoenix Biotech Acquisition Corp. (“PBAX”) was incorporated in Delaware on June 8, 2021. PBAX was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (a “business combination”).

The Company is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. The Company’s proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. The Company is in early clinical development but has not yet begun product commercialization. The Company’s efforts will focus on continued product development, including clinical development, to support regulatory approval to commercialize and subsequent product commercialization.

In November 2024, the U.S. Food and Drug Administration (“FDA”) cleared the Company’s Investigational New Drug Application for Phase 1 clinical trial of its lead compound, CER-1236, in acute myelogenous leukemia (“AML”), and in May 2025 announced the first patient was dosed with CER-1236 in a Phase 1/1b trial of AML. In June 2025, the Company announced the completion of the initial evaluation of the first patient in its Phase 1/1b trial without any dose-limiting toxicity and dosed the second AML patient in July 2025. In September 2025, the Company announced that it had dosed the third patient in the starting dose cohort of its Phase 1 clinical trial evaluating CER-1236 in AML.

We submitted a second Investigational New Drug (“IND”) application for the investigation of CER-T cell therapy in NSCLC and ovarian cancer, which was accepted by the FDA on March 27, 2025.

Nasdaq Delisting - On October 29, 2025, the Company received the determination of the Nasdaq Hearings Panel (the “Panel”) to deny the Company’s request to continue the listing of its shares of common stock on Nasdaq and that the trading in the Company’s securities would be suspended at the open of trading on October 31, 2025. The Company submitted a request for review of the Panel’s decision by the Nasdaq Listing and Hearing Review Council and was denied the listing on Nasdaq. On October 31, 2025, the Company’s shares of common stock commenced trading on the OTC Pink Sheets and is now traded on the OTCQB market.

Reverse Stock Splits – On January 8, 2025, the Company effected a reverse stock split of our shares of common stock at a ratio of 1-for-100 and on June 13, 2025, the Company effected a reverse stock split of our shares of common stock at a ratio of 1-for-20 (the “Reverse Stock Splits”). The Company’s common stock continued to trade, prior to the Nasdaq Delisting, on Nasdaq on a post-split basis under the Company’s existing trading symbol, “CERO”.

All of the Company’s historical share and per share information related to issued and outstanding common stock and outstanding options and warrants exercisable for common stock in these consolidated financial statements have been adjusted, on a retroactive basis, to reflect the Reverse Stock Splits.

Risks and Uncertainties – The Company is subject to all of the risks inherent in an early-stage biotechnology company. These risks include, but are not limited to, limited management resources, intense competition, and dependence upon the availability of cash to sustain operations. The Company’s operating results may be materially affected by the foregoing factors.

The Company’s research also requires approvals from the FDA prior to beginning clinical trials and prior to product commercialization. There can be no assurance that the Company’s current ongoing research and future clinical development will result in the granting of these required approvals. If the Company is denied such approvals or such approvals are substantially delayed, they could have a material adverse effect upon the Company’s future financial results and cash flows.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the applicable rules and regulations of the SEC. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Going Concern – The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development (“R&D”) activities and meet its obligations on a timely basis. As of June 30, 2026, the Company reported approximately $937,512 of cash, restricted cash, and cash equivalents, a working capital deficit of approximately $30.9 million, and an accumulated deficit and stockholders’ deficit of approximately $97.8 million and $30.5 million, respectively. Additionally, during the six months ended June 30, 2026, the Company used approximately $5.1 million of net cash in operating activities, had a net loss of approximately $6.9 million and has no revenues. During the six months ended June 30, 2026, we received aggregate net proceeds of $4.4 million from the sale of common stock in connection with ELOC fundings and debt financings. Additional funds are necessary to maintain current operations and to continue R&D activities. However, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and planned regulatory filings with the FDA. If the Company is unable to obtain the necessary funds, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these unaudited condensed consolidated financial statements are issued. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Use of estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of expenses incurred during the reporting period. Items subject to such estimates and assumptions include the estimates of the fair value of investments in equity securities, common stock, the fair value of derivative liabilities, the fair value of preferred stock liabilities, the fair value of stock-based compensation expense, the present value of right-of-use assets and lease liabilities, the valuation of earnout liability, the value of deemed dividends and inducement expense, and the valuation allowance associated with deferred tax assets. Actual results could differ from those estimates.

Cash, restricted cash, and cash equivalents – The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of June 30, 2026 and December 31, 2025, cash and cash equivalents consist of cash deposited with banks, including a money market sweep account, and restricted cash of $74,756 and $74,756, respectively, held on account by a financial institution as collateral for a demand letter of credit issued as a real estate security deposit. The demand letter of credit expires at the end of the Company’s operating lease in September 2026.

Investment in equity securities - The Company’s investment in equity securities consisted of Series D Preferred Stock of Stella Diagnostics, Inc. (“Stella”), which was held by the Company as of June 30, 2025 and sold during the three months ended September 30, 2025. There was no gain or loss on the sale. Investments in equity securities were initially measured at cost. Cost was based upon either the cost of the investment or the estimated market value of the investment at the time it was acquired, whichever can be more clearly determined. The Company elected the measurement alternative for equity securities without readily determinable fair values. Under this alternative, if the Company identified an observable price change in an orderly transaction for an identical or similar investment of the same issuer, the Company measured the equity security at fair value as of the date that the observable transaction occurred. Any adjustments resulting from observable price changes were recognized in earnings. The Company monitored these investments for changes in observable prices from orderly transactions and assesses them for impairment. If an equity security was deemed to be impaired, an impairment loss is recognized in earnings, measured as the difference between the investment’s cost and its fair value at the impairment assessment date.

Concentration of credit risk – Financial instruments that potentially subject the Company to credit risk consist primarily of cash, restricted cash, and cash equivalents. The Company’s cash, restricted cash, and cash equivalents are on deposit with two financial institutions that management believe are of sufficiently high credit quality. Deposits at any of the Company’s financial institutions may, at times, exceed federal insured limits. As of June 30, 2026, deposits in excess of federal insured limits amounted to approximately $609,000.

Investor concentrations – Generally, the Company receives substantially all of its funding from two investors. The loss of these investors would have a material adverse effect on the Company’s consolidated results of operations and financial condition. If the Company is unable to obtain the necessary funds from new investors, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Property and equipment – Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally three to five years or the remaining lease term for leasehold improvements, if shorter. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the consolidated statements of operations.

Impairment of long-lived assets – The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such an event occurs, management determines whether there has been an impairment by comparing the anticipated undiscounted future net cash flows to the related asset’s carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset. Through June 30, 2026, the Company has not experienced any impairment losses on its long-lived assets.

Leases – The Company determines if an arrangement contains a lease at inception. A lease is an operating or financing contract, or part of a contract, that conveys the right to control the use of an identified tangible asset for a period of time in exchange for consideration.

At lease inception, the Company recognizes a lease liability equal to the present value of the remaining lease payments, and a right of use asset equal to the lease liability, subject to certain adjustments, such as for lease incentives. In determining the present value of the lease payments, the Company uses its incremental borrowing rate, determined by estimating the Company’s applicable, fully collateralized borrowing rate, with adjustment as appropriate for lease term. The lease term at the lease commencement date is determined based on the non-cancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an extension option if the Company is reasonably certain to exercise that option.

Right-of-use assets and obligations for leases with an initial term of 12 months or less are considered short term and are (a) not recognized in the balance sheet and (b) recognized as an expense on a straight-line basis over the lease term. The Company does not sublease any of its leased assets to third parties and the Company’s lease agreements do not contain any residual value guarantees or restrictive covenants.

The accounting for leases includes a number of reassessment and re-measurement requirements for lessees based on certain triggering events or impairment conditions. There were no impairment indicators identified during the six months ended June 30, 2026 and 2025, that would require impairment testing of the Company’s right-of-use assets.

Certain of the Company’s leases include variable lease costs to reimburse the lessor for real estate tax and insurance expenses, and certain non-lease components that transfer a distinct service to the Company, such as common area maintenance services. The Company has elected to separate the accounting for fixed lease components and variable and non-lease components for real estate and equipment leases. The variable lease costs are recorded on the consolidated statement of operations as rent expense, within general and administrative expenses. The Company does not have any financing leases as of June 30, 2026 and December 31, 2025.

Derivative financial instruments – The Company evaluates financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Preferred stock liabilities – In May 2026, as a result of the issuance of additional convertible promissory notes and the reduction of preferred stock conversion prices from $0.05 to $0.01, the Company no longer had sufficient authorized shares in the event that all potentially dilutive instruments were exercised. Accordingly, beginning in May 2026, certain of the Company’s embedded conversion features on preferred stock caused the preferred shares to be treated as preferred stock liabilities for accounting purposes under ASC 815-40 due to insufficient authorized shares to fully settle conversion features of the preferred stock instruments, if exercised. As a result, the Company evaluated certain preferred stock instruments issued and determined that shares of Series D Preferred Stock and Series E Preferred Stock no longer qualified as equity instruments and qualify for derivative liability treatment. In this case, the Company utilized the latest inception date sequencing method to reclassify certain outstanding preferred stock instruments from equity to preferred stock liabilities. The fair value of the Series D Preferred Stock and Series E Preferred stock is measured using the as if converted method, which included contractual terms such as the number of shares of preferred stock issued and outstanding, the $1,000 issued stated value, and the current conversion price. The as if converted method also utilizes observable inputs, such as the underlying common stock price on the measurement date and the period end remeasurement date. On the measurement date, the fair value of the Series D Preferred Stock and Series E Preferred Stock were reclassified out of equity and recorded as preferred stock liabilities. During the three months ended June 30, 2026, the Company reclassified $21,584,122 out of equity and recorded preferred stock liabilities - Series D convertible preferred stock of $8,784,862 and recorded preferred stock liabilities - Series E convertible preferred stock of $12,799,260. The preferred stock liabilities are recognized at fair value with changes in fair value recognized as an increase or decrease in loss until such time as the conditions giving rise to such preferred stock liability classifications are settled. During the three and six months ended June 30, 2026, the Company recognized a gain on reevaluation of preferred stock liabilities of $6,610,240.

Earnout liability - As a result of the Merger in February 2024, the Company recognized an initial earnout liability of approximately $4.9 million on the merger date. The earnout liability is measured using unobservable (Level 3) inputs and is included in current liabilities on the accompanying consolidated balance sheet. Historically, the Company estimated the fair value of the earnout liability by applying a Monte-Carlo simulation method using the Company’s projection of future operating results and the estimated probability of achievement of the earnout target metrics. The Monte-Carlo simulation is a generally accepted statistical technique used to generate a defined number of valuation paths in order to develop a reasonable estimate of the fair value of the earnout liability. The liability was remeasured to fair value using the Monte-Carlo simulation method at each reporting period, and the change in fair value is recognized in other income (expense) until the contingency is resolved. Earnout target metrics include (i) the achievement of certain stock price-based earnout targets related to 500 earnout common shares and (ii) upon closing of a definitive agreement with respect to a change of control related to 100 earnout common shares. On February 5, 2024, the Company entered into Amendment No. 1 to the Business Combination Agreement to modify the stock-price based milestones such that (a) the trading price condition for the first level earnout target related to 250 common shares was reset to $25,000 or 125% of the conversion price of the Series A Preferred Stock, which equals $0.0125 as of June 30, 2026 and (b) the trading price condition for the second level earnout target related to 250 common shares was reset to $30,000 or 150% of the conversion price of the Series A Preferred Stock, which equals $0.015 as of June 30, 2026. During the six months ended June 30, 2025, the Company did not record a gain or loss from the change in fair value of the earnout liability. During the three and six months ended June 30, 2026, the Company recorded a gain from the change in fair value of the earnout liability of $0 and $19,500, respectively, which is included in other income (expense), net on the accompanying unaudited condensed consolidated statement of operations. As of June 30, 2026 and December 31, 2025, 600 shares of the Company’s common stock are issuable pursuant to the earnout target metrics and the Company estimates that the earnout liability amount is insignificant.

Fair value measurements – The Company’s assets and liabilities are carried at fair value. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. In determining fair value, the assumptions that market participants would use in pricing an asset or liability (the inputs) are based on a tiered fair value hierarchy consisting of three levels, as follows:

Level 1 –	Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 –	Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 –	Unobservable inputs for which there is little or no market data and which require the Company to develop its own assumptions about how market participants would price the asset or liability. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Carrying amounts of certain of the Company’s financial instruments, including cash, restricted cash, and cash equivalents, prepaid expenses and other current assets, convertible notes payable, accounts payable, and accrued liabilities approximate fair value due to their relatively short maturities.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

On June 30, 2026 and December 31, 2025, the fair value of the Company’s derivative liabilities, preferred stock liabilities, and earnout liability (see Note 10 for details) was classified as follows:

	June 30, 2026
	Level 1	Level 2	Level 3	Total
Derivative liabilities (see Note 5)	$-	$-	$7,663,855	$7,663,855
Preferred stock liabilities – Series D and Series E (see Note 8)	$-	$-	$14,973,882	$14,973,882
Earnout liability	$-	$-	$500	$500

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Earnout liability	$-	$-	$20,000	$20,000

The changes in the fair value measurements using significant inputs (Level 3) are summarized in Note 10.

Research and development – R&D costs consist primarily of salaries and benefits, including stock-based compensation, occupancy, materials and supplies, contracted research, consulting arrangements, and other expenses incurred in the pursuit of the Company’s R&D programs. R&D costs are expensed as incurred.

Stock-based compensation – The Company periodically issues common stock and stock options to officers, directors, and consultants for services rendered. Stock-based compensation accounting requires the recognition of stock-based compensation expense, using a grant date fair value-based method, for costs related to all share-based payments including stock options and restricted stock awards granted to employees and non-employees. Companies are required to estimate the fair value of all share-based payment awards on the date of grant using an option pricing model, and the Company uses a Black-Scholes option pricing model (“Black-Scholes”) to estimate option award fair value. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment:

●	The Common Stock expected dividend yield assumption of 0.0% is based on the expectation of no dividend payouts to Common Stock.

●	The risk-free interest rate assumption is based on the U.S. Department of Treasury instruments whose term was most consistent with the expected life of the Company’s stock options.

●	The expected stock price volatility assumption was determined by examining the historical volatilities for industry peers, as the Company does not have sufficient public trading history for the Company’s Common Stock. The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical price data for the Company’s Common Stock becomes available.

●	The expected lives of the Company’s stock options are estimated based on the type of award issued using approaches that do not rely on the historical data of the Company, as management has concluded there is insufficient data to provide a reasonable forward-looking estimate. The expected life of an incentive stock option is estimated using the simplified method described in Staff Accounting Bulletin Topic 14 – Share-Based Payment. All incentive and non-qualified stock options awarded by the Company have terms consistent with this approach, which is to calculate the weighted average midpoint between the vesting date of each vesting tranche and the termination date of the option.

The fair value of restricted stock awards is based upon the estimated share price of the common stock on the date of grant.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Forfeitures are accounted for as they occur. All options and restricted stock awards granted since inception are expensed on a straight-line basis over the requisite service period, which is usually the vesting period, or as certain performance-based vesting terms become probable. The related amounts are recognized in the consolidated statements of operations.

Income taxes – The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company follows tax accounting requirements for the recognition, measurement, presentation, and disclosure in the financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions is recorded in the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of income tax expense, as necessary. The Company has not recorded any interest or penalties associated with income tax. Tax years subsequent to 2022 are subject to examination by federal and state authorities.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted, which included among other provisions the restoration of immediate expensing of domestic research and experimental (“R&E”) expenditures under Section 174. Pursuant to the OBBBA’s transition rules, the Company elected to expense all unamortized domestic R&E costs previously capitalized between 2022 and 2024.

Loss per common share – The Company reports both basic and diluted loss per common share. Basic loss per share is calculated based on the weighted average number of shares of common stock outstanding and excludes the dilutive effect of convertible preferred stock, warrants for convertible preferred stock or common stock, stock options or any other type of convertible securities. Diluted loss per common share is calculated based on the weighted average number of shares of common stock outstanding and when the effect of stock options, warrants and other types of convertible securities is dilutive, they are included in the calculation. Dilutive securities are excluded from the diluted loss per common share calculation if their effect is anti-dilutive, such as in periods where the Company reports a net loss (See Note 3).

Segment reporting - Operating segments are defined as components of a business for which separate discrete financial information is available for evaluation by the chief operating decision maker in deciding how to allocate resources and assess performance. The Company operates as a single operating and reporting segment, reflecting our sole focus in developing next generation engineered T cell therapeutics for the treatment of cancer. Our Chief Executive Officer serves as the Chief Operating Decision Maker (CODM), responsible for assessing the Company’s performance and making resource allocation decisions. The CODM evaluates financial information on a consolidated basis, focusing on key metrics such as research and development expense, general and administrative expenses, and other income/expenses, which is reflected on the face of the Company’s consolidated statement of operations. The CODM allocates resources based on the Company’s available cash resources, forecasted cash flow, and expenditures on a consolidated basis, as well as an assessment of the probability of success of its research and development activities. Resource allocation decisions are informed by budgeted and forecasted expense information, along with actual expenses incurred to date. The measure of segment assets is reported on the consolidated balance sheets as total assets. Disaggregated profit or loss information at the program or functional level is not regularly provided to or relied upon by the CODM, as our integrated operating model emphasizes shared resources and centralized decision-making.

Accounting standards not yet adopted – In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently assessing this ASU to determine the impact on its consolidated financial statements.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270), Narrow-Scope Improvements, to provide clarity about the current requirements, rather than evaluate whether to expand or reduce interim disclosure requirements. The amendments in ASU 2025-11 result in a comprehensive list of interim disclosures that are required by GAAP. The amendments in ASU 2025-11 also include a disclosure principle that requires entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. The amendments in ASU 2025-11 are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027 and early adoption is permitted. The amendments in ASU 2025-11 can be applied either prospectively or retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating the disclosure impact that ASU 2025-11 may have on its financial statement presentation and disclosures.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 – NET LOSS PER SHARE OF COMMON STOCK

The accounting standards require the presentation of both basic and diluted loss per common share on the face of the statements of operations. The Company’s basic net loss per share is computed by dividing net loss attributable to common shareholders by the weighted average number of shares of common stock outstanding for the period. If there are dilutive securities, diluted loss per common share is computed by including common stock equivalents which includes shares issuable upon the exercise of stock options into shares of common stock, exercise of preferred warrants into shares of preferred stock, and conversion of preferred stock into shares of common stock, net of any shares assumed to have been purchased with the proceeds, using the treasury stock method. In periods for which the Company reports a net loss, the common stock equivalents are not included, as they would be anti-dilutive.

The following table summarizes the number of shares of Common Stock issuable upon conversion or exercise, as applicable, of preferred stock, convertible notes, stock options, and warrants that were not included in the calculation of diluted net loss per share because such shares are anti-dilutive:

	For the three and six months ended June 30,	For the three and six months ended June 30,
	2026	2025
Conversion of convertible preferred stock issued and outstanding	1,033,865,400	647,151
Conversion of convertible notes payable	700,229,358	-
Exercise of warrants for common stock	159,724	159,724
Common stock underlying outstanding options (2024 Plan)	45,833,762	74,151
	1,780,088,244	881,026

Restricted common stock can be issued to directors, executives or employees of the Company and are subject to time-based vesting. These potential shares are excluded from the computation of basic loss per share as these shares are not considered outstanding until vested. No unvested restricted common stock awards were issued or outstanding during the six months ended June 30, 2026 and 2025. (See Note 8 regarding Preferred Stok reclassification to preferred stock liabilities).

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, net, consisted of the following as of June 30, 2026 and December 31, 2025:

	June 30,	December 31,
	2026	2025
Laboratory equipment	$2,507,839	$2,507,839
Computers	38,323	38,323
Furniture	8,429	8,429
Total cost	2,554,591	2,554,591
Less: accumulated depreciation	(2,428,644)	(2,308,443)
Property and equipment, net	$125,947	$246,148

For the three months ended June 30, 2026 and 2025, depreciation expense was $58,502 and $76,294, respectively, and for the six months ended June 30, 2026 and 2025, depreciation expense was $120,201 and $145,715, respectively.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

On February 9, 2026, the Company issued and sold a convertible promissory note for a purchase price of $750,000, having a principal face value of $937,500 (the “February 2026 Note”) to Keystone. Pursuant to the February 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The February 2026 Note bears interest at a rate of 10% per annum, matures on July 9, 2027, and is convertible into shares of the Company’s Common Stock. Additionally, on March 6, 2026, the Company issued and sold a convertible promissory note for a purchase price of $750,000, having a principal face value of $937,500 (the “March 2026 Note”) to Keystone. Pursuant to the March 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The March 2026 Note bears interest at a rate of 10% per annum, matures on August 6, 2027, and is convertible into shares of the Company’s Common Stock. At any time after the issuance of the February 2026 Note and March 2026 Note, Keystone, at its option, is entitled to convert all or any lesser portion of the outstanding principal amounts and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that Keystone requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On April 8, 2026, the Company issued and sold a convertible promissory note for a purchase price of $350,000, having a principal face value of $437,500 (the “April 2026 Note”) to Keystone. Pursuant to the April 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The April 2026 Note bears interest at a rate of 10% per annum, matures on April 9, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the April 2026 Note, Keystone, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that Keystone requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On April 27, 2026, the Company issued and sold a convertible promissory note for a purchase price of $400,000, having a principal face value of $500,000 (the “Second April Note”) to Keystone. Pursuant to the Second April Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The Second April Note bears interest at a rate of 10% per annum, matures on April 27, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the Second April Note, Keystone, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that Keystone requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

On May 28, 2026, the Company issued and sold a convertible promissory note for a purchase price of $750,000, having a principal face value of $937,500 (the “May 2026 Note”) to SRX Global Inc. (f/k/a SRX Health Solutions, Inc.) (“SRX Global”). Pursuant to the May 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate purchase price not to exceed a sum of $750,000. The May 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the May 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On June 23, 2026, the Company entered into an amended and restated promissory note (the “June 2026 Note”) with SRX Global, which amends and restates in its entirety the May 2026 Note issued by the Company in favor of SRX Global on May 28, 2026. Pursuant to the June 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate purchase price not to exceed a sum of $1,413,600 (the “Maximum Loan Amount”). Of the Maximum Loan Amount, $750,000 of net proceeds was funded pursuant to the May 2026 Note, and an additional $663,600 of net proceeds on a note having a principal face value of $829,500, was funded on June 23, 2026. The June 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the June 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%. The June 2026 Note was amended in July 2026 (see Note 15).

The Company evaluated the above convertible notes and determined that the embedded conversion feature in the convertible notes qualifies as derivatives to be separately accounted for in accordance with ASC 815-10-05-4, Derivatives and Hedging and 815-40, Contracts in Entity’s Own Equity because the conversion feature is not clearly related to the debt host. Accordingly, under the provisions of ASC 815-40, the embedded conversion option contained in the convertible notes were accounted for as derivative liabilities at the date of issuance and will be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period, the Company revalues the embedded conversion option derivative liabilities. In connection with the issuance of these convertible notes, during the six months ended June 30, 2026, on the initial measurement date, the aggregate fair values of the embedded conversion option derivatives of $6,224,579 was recorded as derivative liabilities, of which $3,663,600 was allocated as a debt discount up to the net proceeds of the convertible notes, with the remainder of $2,560,979 charged to current period operations as initial derivative expense. At the end of the period, the Company revalued the embedded conversion option derivative liabilities and recorded a derivative loss of $1,439,276. In connection with the initial valuations and revaluations, the Company recorded aggregate derivative expense of $3,103,533 and $4,000,255 for the three and six months ended June 30, 2026, respectively (See Note 10). On June 30, 2026, the fair value of the derivative liabilities related to convertible notes amounted to $7,663,855.

During the six months ended June 30, 2026, the fair value of the derivative liabilities related to convertible notes was estimated using the Binomial valuation model with the following assumptions:

Six Months ended June 30, 2026
Expected dividend rate	-
Expected term (in years)	0.8 to 1.4
Volatility	276.2% to 293.8%
Risk-free interest rate	3.48% to 4.01%

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

On June 30, 2026 and December 31, 2025, convertible notes are as follows:

	June 30, 2026	December 31, 2025
Principal amount	$4,579,500	$-
Less: unamortized debt discount	(3,832,853)	-
Convertible notes payable, net	746,647	-
Less: current portion of convertible notes payable	(746,647)	-
Convertible notes payable, net – long-term	$-	$-

For the three months ended June 30, 2026 and 2025, amortization of debt discounts related to convertible notes amounted to $609,882 and $0, respectively, which has been included in interest expense on the accompanying unaudited condensed consolidated statements of operations. For the six months ended June 30, 2026 and 2025, amortization of debt discounts related to convertible notes amounted to $746,647 and $0, respectively, which has been included in interest expense on the accompanying unaudited condensed consolidated statements of operations. The weighted average interest rate during the six months ended June 30, 2026 and 2025 was approximately 10.0% and 0.0%, respectively.

NOTE 6 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of June 30, 2026 and December 31, 2025:

	June 30,	December 31,
	2026	2025
Employee payroll related liabilities	$143,833	$168,889
Accrued franchise taxes	78,448	78,448
Penalty for late S-1 filing and effectiveness	55,000	55,000
Accrued interest payable	94,824	-
Accrued consulting, professional services and other	112,904	61,474
	$485,009	$363,811

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 7 – LEASE

As of June 30, 2026 and December 31, 2025, the Company holds a five-year lease for laboratory and office space expiring in September 2026. The lease has escalating contractual rent and variable rent components and the Company elected to separate the contractual and variable elements for valuing the operating lease liability and right-of-use asset. The lease does not have any options for extension or expansion. On December 30, 2025 and effective on January 1, 2026, the Company entered into a license agreement to sublease a portion of its leased space to the sublessee for $25,000 per month on a monthly basis. In connection with license agreement, in January 2026, the Company collected a $25,000 security deposit, which is included in accrued liabilities on the accompanying unaudited condensed consolidated balance sheet as of June 30, 2026. The Company recorded the following lease costs:

	For the three months ended June 30,	For the three months ended June 30,	For the six months ended June 30,	For the six months ended June 30,
	2026	2025	2026	2025
Operating leases:
Operating lease cost	$229,331	$229,331	$458,662	$458,662
Variable operating lease cost	201,816	224,874	266,816	412,604
Sublease income received	(75,000)	-	(147,500)	-
Total lease cost	$356,147	$454,205	$577,978	$871,266

The right-of-use asset, net for the operating lease was recorded in the consolidated balance sheets as follows:

	June 30,	December 31,
	2026	2025
Right-of-use asset, net	$226,074	$660,706

The operating lease liability for the operating lease was recorded in the consolidated balance sheets as follows:

	June 30,	December 31,
	2026	2025
Operating lease liability, current	$218,308	$699,107
Operating lease liability, non-current	-	-
Total operating lease liability	$218,308	$699,107

Weighted-average remaining lease term of operating leases (in years)	0.25	0.75
Weighted-average discount rate for operating leases	9.60%	9.60%

Maturity of the Company’s lease liability as of June 30, 2026 is as follows:

2026	$221,564
Total lease payments	221,564
Less: imputed interest	(3,256)
Total lease liability	$218,308

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 8 – STOCKHOLDERS’ DEFICIT

Series A Convertible Preferred Stock

The Company designated 12,580 shares of its authorized preferred stock as the Series A Preferred Stock and the rights, preferences and privileges of the Series A Preferred Stock are summarized below.

Each share of Series A Preferred Stock has a stated value of $1,000 per share and, when issued, the Series A Preferred Stock was fully paid and non-assessable. The Series A Preferred Stock ranks senior to all other Company capital stock unless required holder votes are obtained to create a class of stock senior to Series A Preferred Stock. The requisite holders of Series A Preferred Stock consented to the issuance of the Series C Preferred Stock and Series D Preferred Stock, each as described below, which ranks senior to the Series A Preferred Stock and Series B Preferred Stock.

Dividend and Participation Rights: The holders of Series A Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. Series A Preferred Stockholders are entitled to participate pro rata in any purchase rights extended to holders of Common Stock on an as-converted basis.

Conversion: Each holder of Series A Preferred Stock may convert at any time, all, or any part, of the outstanding Series A Preferred Stock into shares of the Common Stock at the initial “Conversion Price” of $20,000, which is subject to customary adjustments for stock splits. The Company’s Board of Directors has the right, at any time, with the written consent of the Required Holders (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), to lower the fixed conversion price to any amount and for any period of time. If 90 days or 180 days following the occurrence of the effective date of the registration statement filed pursuant to the First PIPE Registration Rights Agreement, the Conversion Price then in effect is greater than the greater of $2,000.00 and the Market Price (as defined in the Series A Certificate of Designations) then in effect (the “Adjustment Price”), the Conversion Price shall automatically lower to the Adjustment Price. In connection with such adjustment provisions, the Conversion Price was reset to $2,000.00. The Series A Certificate of Designations contains other down-round provisions.

Alternate Conversion: Following the occurrence and during the continuance of a Trigger Event (as defined below), each holder may alternatively elect to convert the Series A Preferred Stock at the “Alternate Conversion Price” equal to the lesser of the Conversion Price and the greater of $2,000.00 (the “Series A Conversion Price Floor”) or 80% of the 5-day volume weighted average price of a share of Common Stock. Trigger Events include customary terms related to exchange listing, registration rights, failure to deliver shares on conversion or exercise of derivative instruments, or insolvency. Notwithstanding the Series A Conversion Price Floor, if the Series A Conversion Price Floor is greater than 80% of the 5-day volume weighted average price of a share of Common Stock, then the Conversion Amount (as defined in the Series A Certificates of Designations) is increased by a multiplier resulting in the convertibility of the shares of Series A Preferred Stock into the number of shares of Common Stock that would have been issuable if the Alternate Conversion Price had been equal to such lower volume weighted average price. Such multiplier was in effect from when the registration statement for the resale of shares of Common Stock issuable upon conversion of the Series A Preferred Stock was declared effective on July 5, 2024 because such effectiveness was after the applicable deadline therefore and, as a result of such multiplier, such registration statement registered fewer than the maximum number of shares of Common Stock issuable upon such conversion. Such multiplier ceased to apply on January 6, 2025, the 20th trading day after the effectiveness of the additional registration statement registering the resale of additional shares of Common Stock issuable upon conversion of the Series A Preferred Stock resulting from such shortfall, which additional registration statement was declared effective on December 5, 2024.

Redemptions: Upon bankruptcy or liquidation, Series A Preferred Stock is redeemed at a 25% premium (or at 50% premium 180 days after issuance) to the greater of the conversion amount or the number of shares multiplied by the highest closing price within the preceding 20 days. Additionally, the Company may voluntarily redeem the Series A Preferred Stock at a 20% premium to the greater of the conversion amount or the number of shares multiplied by the highest closing price within the preceding 20 days.

The holders of the Series A Preferred Stock have no voting rights.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

In February 2024, the Company consummated a private placement (the “Series A PIPE Financing”) of 10,089 shares of Series A Preferred Stock, warrants to purchase 306 shares of Common Stock (the “February 2024 PIPE Common Warrants”) and warrants to purchase 2,500 shares of Series A Preferred Stock (the “Preferred Warrants”) (See Note 9 below), pursuant to the Amended and Restated Securities Purchase Agreement, dated February 14, 2024, by and among the Company, PBAX and certain accredited investors for aggregate cash proceeds to the Company of approximately $10.0 million, including cash previously received for convertible bridge note proceeds.

A portion of such Series A Preferred Stock was issued as consideration for the cancellation of outstanding indebtedness, including a promissory note of PBAX amounting to $1,555,000 and the Predecessor’s convertible bridge notes amounting to $627,154.

The Company accounts for preferred stock as either equity or debt-like securities based on an assessment of the Preferred Stock rights and preferences and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging. Through May 2026, the Company concluded that Series A, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, which have no cash redemption features outside of the Company’s control, and are treated as equity. The Company has also concluded that the Series A Common Warrants and Series C Common Warrants do not possess redemption features outside of the Company’s control and are treated as equity. In June 2026, as a result of the issuance of additional convertible promissory notes and the reduction of preferred stock conversion prices from $0.05 to $0.01, the Company no longer had sufficient authorized shares in the event that all potentially dilutive instruments were exercised. Accordingly, beginning in June 2026, certain of the Company’s embedded conversion features on Series D Preferred Stock and Series E Preferred Stock have been treated as preferred stock liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the preferred stock instruments, if exercised (see Series D Preferred Stock and Series E Preferred Stock below).

During the three months ended June 30, 2025, the 625 remaining Series A Preferred Warrants were exercised into 625 shares of Series A Preferred Stock for gross proceeds of $500,000.

During the six months ended June 30, 2025, 1,090 shares of Series A Preferred Stock were converted into 14,447 shares of Common Stock. The conversion ratio was based on the Series A Certificate of Designations and reflected the application of the Alternate Conversion Price described above, applicable as of each date of conversion plus a 25% premium for penalties due. As a result of the 25% premium, during the six months ended June 30, 2025, the Company recorded the following: 1) for 473 shares of Series A Preferred Stock converted during the continuance of a Trigger Event as described above, the Company recorded a deemed dividend of $118,250, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon occurrence of the trigger event based on an average per share common share price of $95.00, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the six months ended June 30, 2025, and 2) for 625 shares of Series A Preferred Stock converted after the expiration of a Trigger Event as described above, the Company recorded a stock-based inducement expense of $156,250, which represents the fair value of excess common shares transferred to the preferred shareholders based on an average per share common share price of $95.00 and is reflected as part of other income (expense), net, on the accompanying condensed consolidated statement of operations for the six months ended June 30, 2025. Additionally, during the three and six months ended June 30, 2025, Series C Preferred Stock was converted by investors at a conversion price lower than the conversion price of the Series A Preferred Stock then in effect. The lower conversion price lowered the Series A Preferred Stock conversion price from $39.20 per share to $1.76 per share. In connection with this down round triggering event, during the three and six months ended June 30, 2025, the Company recorded a deemed dividend of $14,871,551, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon occurrence of the trigger event based on an average per share common share price of $19.18, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2025.

Additionally, certain investors are owed an aggregate of 692 shares of Common Stock of the Company due to shortfall in number of shares issued upon conversion, which represents the 25% premium not received during the year ended December 31, 2024. Accordingly, during the year ended December 31, 2024, the Company reduced additional paid-in capital by $85,500 and recorded a liability of $85,500, which is reflected on the accompanying unaudited condensed consolidated balance sheets as deemed dividend - common stock liability as of June 30, 2026 and December 31, 2025.

During the three and six months ended June 30, 2026, Series D Preferred Stock and Series E Preferred Stock were converted by investors at a conversion price lower than the conversion price of the Series A Preferred Stock then in effect. The lower conversion price lowered the Series A Preferred Stock conversion price from $0.05 per share to $0.01 per share. In connection with this down round triggering event, during the three and six months ended June 30, 2026, the Company recorded a deemed dividend of $3,852,584, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon occurrence of the trigger event based on an average per share common share price of $0.0337, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2026.

As of June 30, 2026, there were 1,429 remaining shares of Series A Preferred Stock, which were convertible into approximately 142,900,000 shares of Common Stock based on a conversion price of $0.01 per share.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Series B Convertible Preferred Stock

The Company designated 626 shares of its authorized preferred stock as Series B Preferred Stock and established the rights, preferences and privileges of the Series B Preferred Stock pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (the “Series B Certificate of Designations” and, together with the Series A Certificate of Designations, the “Certificates of Designations”), as summarized below. Except as set forth below, the Series B Preferred Stock has terms and provisions that are identical to those of the Series A Preferred Stock.

The holders of the Series B Preferred Stock have no voting rights.

The Series B Preferred Stock ranks pari passu with the Series A Preferred Stock.

Due to delayed filing and declaration of effectiveness relative to the deadlines defined in the Registration Rights Agreement, through December 31, 2024, the Company accrued a registration rights penalty amounting to $55,000, which is payable in cash to the holders of Series B Preferred Stock and included in accrued liabilities on the accompanying unaudited condensed consolidated balance sheets as of June 30, 2026 and December 31, 2025.

During the three months ended March 31, 2025, 75 shares of Series B Preferred Stock were converted into 2,500 shares of Common Stock. The conversion ratio was based on the Series B Certificate of Designations and included the 25% premium to the greater of the conversion amount or the number of shares multiplied by the highest closing price within the preceding 20 days. During the three months ended June 30, 2025, 198 shares of Series B Preferred Stock were converted into 42,258 shares of Common Stock. The conversion ratio of 23 Series B Preferred Stock was based on the Series B Certificate of Designations and included the 25% premium to the greater of the conversion amount or the number of shares multiplied by the highest closing price within the preceding 20 days. As a result of the 25% premium, the Company recorded a deemed dividend of $5,750 and $24,500, which represents the fair value of excess common shares transferred to the preferred shareholders based on an average per share common share price of $37.50, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2025, respectively. Additionally, during the three and six months ended June 30, 2025, the Company converted 175 shares of Series B Preferred stock at a conversion price lower than the contractual conversion price of the Series B Preferred Stock. These shares were converted after the expiration of a prior Trigger Event. The lower conversion price lowered the Series B Preferred Stock conversion price from the contractual conversion price to $1.76 per share. In connection with this down round triggering event, during the three and six months ended June 30, 2025, the Company recorded a deemed dividend of $482,953, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon occurrence of the trigger event based on a per share common share price of $6.87, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2025. As of the date of this triggering event and June 30, 2025, 60,338 common shares remain issuable to then holder of Series B Preferred.

As of June 30, 2026 and December 31, 2025, there were no remaining shares of Series B Preferred Stock.

Series C Convertible Preferred Stock

The Company designated 2,853 shares of its authorized preferred stock as the Series C Preferred Stock and the rights, preferences and privileges of the Series C Preferred Stock are summarized below.

Each share of Series C Preferred Stock has a stated value of $1,000 per share and, when issued, the Series C Preferred Stock was fully paid and non-assessable. The Series C Preferred Stock ranks senior to all other Company capital stock unless required holder votes are obtained to create a class of stock senior to Series C Preferred Stock.

Ranking: The Series C Preferred Stock are senior in rank with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Common Stock. The Company shall not, without the consent of the Required Holders, authorize or issue any shares of senior rank with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, shares of pari passu rank with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, or shares of junior ranking stock that have a maturity or redemption date prior to the first anniversary of the Series C Preferred Stock issuance date.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Dividend and Participation Rights: The holders of Series C Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. Series C Preferred Stockholders will be entitled to participate pro rata in any purchase rights extended to holders of Common Stock on an as-converted basis.

Conversion: Each holder of Series C Preferred Stock may convert at any time, all, or any part, of the outstanding Series C Preferred Stock into shares of the Common Stock at the initial “Conversion Price” of $448.00, which is subject to customary adjustments for stock splits.

Alternate Conversion: Following the occurrence and during the continuance of a Trigger Event (as defined below), each holder may alternatively elect to convert the Series C Preferred Stock at the “Alternate Conversion Price” equal to the lesser of the then current Conversion Price and the greater of $39.20 (the “Series C Conversion Price Floor”) or 80% of the trailing 5-day daily volume weighted average price of a share of Common Stock. Trigger Events include customary terms related to exchange listing, registration rights, failure to deliver shares on conversion or exercise of derivative instruments, or insolvency. Notwithstanding the Series C Conversion Price Floor, if the Series C Conversion Price Floor is greater than 80% of the 5-day volume weighted average price of a share of Common Stock, then the Conversion Amount (as defined in the Series C Certificate of Designation) for such Series C Preferred Stock is increased by a multiplier resulting in the convertibility of the shares of Series C Preferred Stock into the number of shares of Common Stock that would have been issuable if the Alternate Conversion Price had been equal to such lower volume weighted average price.

Redemptions: Upon bankruptcy or liquidation, Series C Preferred Stock will be redeemed at a 25% premium to the conversion amount multiplied by the highest Alternative Conversion Price within the preceding 20 days multiplied by 125% of the greatest closing sale price of the Common Stock on any day immediately following public announcement of insolvency and the date the entire redemption payment has been made. Additionally, the Company may voluntarily redeem the Series C Preferred Stock at a 25% premium to the greater of the Conversion Amount or the number of shares multiplied by the highest closing price within the preceding 20 days.

The holders of the Series C Preferred Stock have no voting rights.

In September 2024, the Company consummated a private placement (the “Series C PIPE Financing”) of 2,853 shares of Series C Preferred Stock and warrants to purchase 4,088 shares of Common Stock (See Note 9 below), pursuant to the Securities Purchase Agreement, dated September 25, 2024, by and among the Company and certain accredited investors for aggregate gross cash proceeds to the Company of approximately $1.25 million. The Company received net proceeds of $803,561, which is net of offering costs of $446,438.

The Company accounts for preferred stock as either equity or debt-like securities based on an assessment of the Preferred Stock rights and preferences and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging. The Company has concluded that the Series C Preferred Stock, which has no cash redemption features outside of the Company’s control and are treated as equity. The Company has also concluded that the Series C Common Warrants do not possess redemption features outside of the Company’s control and are treated as equity.

On March 10, 2025, the Company paid certain investors $395,000 for the redemption of 316 shares of the Series C Preferred Stock, which included $267,856 of the initial purchase price and a cash redemption premium of $127,144. During the three months ended March 31, 2025, the $127,144 of excess paid over the initial purchase price was included in deemed dividend on the accompanying unaudited condensed consolidated statement of operations.

During the three months ended June 30, 2025, 2,477 shares of Series C Preferred Stock were converted into 808,444 shares of Common Stock. The conversion ratios were agreed upon by the Company and investors and ranged from $1.76 to $5.00 per share, which was lower than the conversion price based on the Series C Certificate of Designations Alternate Conversion price. As a result, pursuant to ASC 470-20, upon initial down round triggering events, the Company recorded a stock-based inducement expense of $707,300, which represents the fair value of excess common shares transferred to the preferred shareholders based on an average per share common share price of $7.50 and is reflected as part of other income (expense), net, on the accompanying condensed consolidated statement of operations for both the three and six months ended June 30, 2025. Additionally, subsequent to the initial triggering events, during the three and six months ended June 30, 2025, Series C Preferred Stock was converted by investors at a conversion price lower than the contractual conversion price of the Series C Preferred Stock then in effect. The initial triggering events lowered the Series C Preferred Stock conversion price from $39.20 per share to $5.00 and from $5.00 per share to $1.76 per share. In connection with these down round triggering events, during the three and six months ended June 30, 2025, the Company recorded a deemed dividend of $9,340,120, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon the occurrence of the initial trigger event based on an average per share common share price of $10.37, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2025.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

During the three and six months ended June 30, 2026, Series D Preferred Stock and Series E Preferred Stock were converted by investors at a conversion price lower than the contractual conversion price of the Series C Preferred Stock then in effect. The triggering event lowered the Series C Preferred Stock conversion price from $0.05 per share to $0.01 per share. In connection with this down round triggering event, during the three and six months ended June 30, 2026, the Company recorded a deemed dividend of $18,872, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon the occurrence of the trigger event based on an average per share common share price of $0.0337, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2026.

As of June 30, 2026 and December 31, 2025, there were 7 remaining shares of Series C Preferred Stock, which were convertible into approximately 700,000 shares of Common Stock at a conversion price of $0.01 per share.

Series D Convertible Preferred Stock

On April 22, 2025, the Company designated 12,500 shares of our authorized and unissued Preferred Stock as Series D Preferred Stock and established the rights, preferences and privileges of the Series D Preferred Stock pursuant to the Series D Certificate of Designations filed with the Secretary of State of the State of Delaware, as summarized below. Except as set forth below, the Series D Preferred Stock has terms and provisions that are substantially the same as those of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

General. Each share of Series D Preferred Stock has a stated value of $1,000 per share and, when issued, the Series D Preferred Stock will be fully paid and non-assessable.

Ranking. The Series D Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company (including the Series A Preferred Stock and the Series B Preferred Stock, except for the Series C Preferred Stock, which will rank pari passu) unless the Required Holders (as defined in the Series D Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series D Preferred Stock.

Dividends. The holders of Series D Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Series D Purchase Rights”), then each holder of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Series D Purchase Rights, the aggregate Series D Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series D Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Series D Purchase Rights at the Series D Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series D Preferred Stock may convert all, or any part, of the outstanding Series D Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Series D Conversion Shares” herein) at the fixed “Series D Conversion Price” of $15.60, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time after the Stockholder Approval Date (as defined below), with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Series D Triggering Event (as defined below), each holder may alternatively elect to convert the Series D Preferred Stock at the “Series D Alternate Conversion Price” equal to the lesser of:

●	The applicable Conversion Price, and

●	the greater of:

●	the floor price of $3.12; and

●	80% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

The Series D Certificate of Designations contains standard and customary triggering events (each, a “Series D Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series D Preferred Stock, and (iv) bankruptcy or insolvency of the Company.

Other Adjustments. In connection with the April 2025 Private Placement (see below), the Company agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of Conversion Shares at a conversion price below the Conversion Price (the date of such approval, the “Series D Stockholder Approval Date”). If the Company did not obtain such stockholder approval prior to May 31, 2025, then the Company would have been required to (i) file a preliminary Proxy Statement seeking such stockholder consent with the SEC no later than May 31, 2025, (ii) use reasonable best efforts to file the definitive Proxy Statement no later than June 30, 2025 and (iii) use reasonable best efforts to hold the Stockholder Meeting no later than July 31, 2025. Such stockholder approval was obtained on May 29, 2025. If, on or after the Series D Stockholder Approval Date, the Company issues any shares of Common Stock for a consideration per share (the “Series D New Issuance Price”) less than a price equal to the Series D Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be reduced to the Series D New Issuance Price.

If 30 days or 60 days following the occurrence of the later of (x) the Series D Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series D Preferred Stock is eligible to be resold without restriction under Rule 144 of the Securities Act, the Series D Conversion Price then in effect was the greater of $3.12 and the Market Price (as defined in the Series D Certificate of Designations) then in effect (the “Series D Adjustment Price”), the Conversion Price shall automatically lower to the Series D Adjustment Price (See below).

On August 13, 2025, the Company and the Investors of Series D Preferred Stock entered into an Amendment and Limited Waiver Agreement (the “Waiver Agreement”), whereby the Investors (i) amended the Registration Rights Agreement to extend certain deadlines therein and (ii) waive certain provisions of the Series D COD. Pursuant to the Waiver Agreement, the Company and the Series D Preferred Holders acknowledged that it was inefficient and impracticable to file the Registration Statement prior to the consummation of additional closings. Accordingly, the filing deadline with respect to the initial Registration Statement was extended to August 15, 2025; The Registration Statement on Form S-3 was filed on August 11, 2025. Additionally, the “Effectiveness Deadline” with respect to the initial Registration Statement required to be filed, shall be the earlier of the (A) October 15, 2025 (or, if such Registration Statement is subject to a full review by the SEC, November 30, 2025 and (B) fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Waiver Agreement, the earlier of the (A) ninetieth (90th) calendar day following the date on which the Company was required to file such additional Registration Statement and (B) fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review. The Registration Statement on Form S-3 was declared effective on August 15, 2025. Furthermore, during the second quarter of 2025, the Company issued shares of Common Stock (the “Existing Series C Conversion Shares”) upon conversion of shares of Series C Preferred Stock at conversion prices below the Conversion Price of the Series D Preferred Stock (the “Existing Series C Conversions”), which each of the Company and Holder acknowledges was mutually beneficial. Pursuant to the Waiver Agreement, the Series D Preferred Holders waived Section 8(a) of the Series D COD, in part, solely with respect to the Existing Series C Conversions, such that the Prior Series C Conversion Shares were deemed “Excluded Securities” under Section 8(a) (the “Antidilution Waiver”).

Bankruptcy Triggering Event Redemption Right. Upon any bankruptcy Series D Triggering Event, the Company shall immediately redeem in cash all amounts due under the Series D Preferred Stock at a 25% premium to the greater of (x) the amount of shares of Series D Preferred Stock then outstanding and (y) the equity value of the shares of Series D Preferred Stock then outstanding, unless the holder waives such right to receive such payment. The equity value of the Common Stock underlying the Series D Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding such bankruptcy Series D Triggering Event and the date the Company makes the entire payment required.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series D Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Series D Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series D Preferred Stock then outstanding at a 25% redemption premium to the greater of (x) the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series D Preferred Stock. The equity value of the Common Stock underlying the Series D Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and the date the Company makes the entire payment required.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Fundamental Transactions. The Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Series D Certificate of Designations).

Voting Rights. The holders of the Series D Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series D Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Series D Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Series D Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series D Certificate of Designations.

Reservation Requirements. So long as any Series D Preferred Stock remains outstanding, the Company shall at all times reserve at least 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series D Preferred Stock then outstanding.

On April 21, 2025, the Company entered into a Securities Purchase Agreement (the “Fourth Securities Purchase Agreement”) with certain accredited investors. Pursuant to the Fourth Securities Purchase Agreement, up to 10,000 shares of the Company’s Series D Preferred Stock shall be purchased for an aggregate purchase price of up to $8 million in one or more closings.

On April 22, 2025, pursuant to the Fourth Securities Purchase Agreement, the Company issued and sold, and the investors purchased, in a private placement (the “Fourth PIPE Financing”), 6,250 shares of the Series D Preferred Stock in exchange for the receipt of 1,000,279 shares of Series D Preferred Stock of Stella Diagnostics, Inc, (the “Stella Series D Preferred Stock”), in lieu of cash, which is included in investment in equity securities on the accompanying unaudited condensed balance sheet as of June 30, 2025. Pursuant to the Fourth PIPE Financing, on April 22, 2025, the Company issued 6,250 shares of its Series D Preferred Stock to investors in exchange for 1,000,279 shares of Series D Preferred Stock of Stella Diagnostics, in which a portion of the Series D Preferred Stock of Stella Diagnostics was owned by a related party investor (see Note 13). The fair value of Stella’s Series D Preferred Stock received was determined to be $500,000 as of the transaction date, based on the subsequent sale of the 1,000,279 Stella Series D Preferred Stock for $500,000 in cash, pursuant to a Stock Purchase Agreement dated August 20, 2025. Accordingly, the Company recognized the issuance of its Series D Preferred Stock to investors at a cost of $500,000, which represents the fair value of the consideration received. The difference between the stated value of the Company’s Series D Preferred Stock ($5.0 million) and the fair value of the consideration received ($500,000) was recorded as a decrease to additional paid-in capital, which amounted to $4.5 million. The investment in Stella’s Series D Preferred Stock is classified as an equity security without a readily determinable fair value and is accounted for under the measurement alternative in accordance with ASC 321, Investments – Equity Securities. Under this method, the investment is initially recorded at cost, which was determined to be equal to the fair value of the consideration received, and is subsequently adjusted for observable price changes in orderly transactions for the same or similar securities and for impairment, if any. There was no impairment identified on the investment in equity securities during the period ended June 30, 2025. This non-cash transaction did not impact the Company’s cash flows and is disclosed as a non-cash investing and financing activity in the condensed consolidated statement of cash flows in accordance with ASC 230, Statement of Cash Flows.

On June 5, 2025, the Company sold an additional 938 shares of Series D Preferred Stock for gross cash proceeds of $750,400 in an additional closing of the Fourth PIPE Financing.

On June 25, 2025, we entered into an amendment (the “Amendment”) to the Fourth Securities Purchase Agreement pursuant to which the Company added certain new institutional investors to the schedule of buyers in the Fourth Securities Purchase Agreement, to issue and sell to such investors, in one or more closings shares of the Company’s Series D Preferred Stock. Also, on June 25, 2025, we sold an additional 2,315 shares of Series D Preferred Stock for gross cash proceeds of $1,852,000 in an additional closing of the Fourth PIPE Financing.

Each additional closing of the Fourth PIPE Financing is at the option of the investors upon notice to the Company and subject to satisfaction of customary closing conditions.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

During the three and six months ended June 30, 2026, Series D Preferred Stock and Series E Preferred Stock were converted by investors at a conversion price lower than the contractual conversion price of the Series D Preferred Stock then in effect. The triggering event lowered the Series D Preferred Stock conversion price from $0.05 per share to $0.01 per share. In connection with this down round triggering event, during the three and six months ended June 30, 2026, the Company recorded a deemed dividend of $14,267,232, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon the occurrence of the trigger event based on an average per share common share price of $0.0337, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2026.

During the three months ended March 31, 2026, 60 shares of Series D Preferred Stock were converted into 1,200,000 shares of Common Stock. The conversion ratios were at the Series D New Issuance Price of $0.05 per share. During the three months ended June 30, 2026, 69 shares of Series D Preferred Stock were converted into 6,900,000 shares of Common Stock. The conversion ratios were at the Series D New Issuance Price of $0.01 per share.

As of June 30, 2026, there were 5,223 remaining shares of Series D Preferred Stock, which were convertible into approximately 522,300,000 shares of Common Stock at the $0.01 conversion price based on stated value of $1,000 per share of Series D Preferred Stock. As of December 31, 2025, there were 5,352 remaining shares of Series D Preferred Stock, which were convertible into approximately 107,040,000 shares of Common Stock.

On June 30, 2026, as a result of the issuance of additional convertible promissory notes and the reduction of preferred stock conversion prices from $0.05 to $0.01, the Company no longer had sufficient authorized shares in the event that all potentially dilutive instruments were exercised. Accordingly, beginning in June 2026, certain of the Company’s embedded conversion features on preferred stock have been treated as preferred stock liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the preferred stock instruments, if exercised. As a result, the Company evaluated certain preferred stock instruments issued and determined that shares of Series D preferred stock no longer qualified as equity instruments and qualify for derivative liability treatment. In this case, the Company utilized the latest inception date sequencing method to reclassify the outstanding Series D Preferred Stock instruments from equity to preferred stock liabilities. On June 30, 2026, the fair value of the Series D Preferred Stock was measured using the as if converted method, which included contractual terms such as the number of shares of preferred stock issued and outstanding, the $1,000 issued stated value, and the current conversion price. The as if converted method also utilizes observable inputs, such as the underlying common stock price on June 30, 2026, the measurement date. On the measurement date, the fair value of the Series D Preferred Stock was reclassified out of equity and recorded as preferred stock liabilities. As of June 30, 2026, the Company reclassified $8,784,862 out of equity and recorded preferred stock liabilities - Series D convertible preferred stock of $8,784,862. The preferred stock liabilities are recognized at fair value with changes in fair value recognized as an increase or decrease in loss until such time as the conditions giving rise to such preferred stock liability classifications are settled.

Series E Convertible Preferred Stock

On October 14, 2025, the Company filed the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock (the “Series E Certificate of Designations”) establishing and designating 10,000 shares of the Company’s Series E Preferred Stock and establishing the rights, preferences and privileges of the Series E Preferred Stock, as summarized below:

General. Each share of Series E Preferred Stock has a stated value of $1,000 per share and, when issued, the Series E Preferred Stock will be fully paid and non-assessable.

Ranking. The Series E Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company (except the Series A convertible preferred stock which will rank senior to the Series E Preferred Stock and except for the Series C convertible preferred stock and Series D convertible preferred stock, which will rank pari passu to the Series E Preferred Stock) unless the Required Holders (as defined in the Fifth Securities Purchase Agreement) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series E Preferred Stock.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Dividends. The holders of Series E Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Series E Purchase Rights”), then each holder of Series E Preferred Stock will be entitled to acquire, upon the terms applicable to such Series E Purchase Rights, the aggregate Series E Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series E Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Stock and assuming for such purpose that all the Series E Preferred Stock held by such holder were converted at the Series E Alternate Conversion Price (as defined below) in effect as of the applicable record date); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series E Preferred Stock may convert all, or any part, of the outstanding Series E Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the initial fixed “Series E Conversion Price” of $4.1625, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of Nasdaq, the Company has the right, at any time after the Stockholder Approval Date (as defined below), with the written consent of the Required Holders, to lower the fixed Series E Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

Alternate Optional Conversion. After the Stockholder Approval Date, at any time, at the option of the holder, the holder may convert the Series E Preferred Stock at the “Series E Alternate Optional Conversion Price” equal to the lesser of:

●	The applicable Series E Conversion Price, and

●	the greater of:

●	the floor price of $1.00; and

●	95% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series E Preferred Stock at the “Series E Alternate Triggering Event Conversion Price” (and together with the Series E Alternate Optional Conversion Price, each an “Series E Alternate Conversion Price”) equal to the lesser of:

●	The applicable Series E Conversion Price, and

●	the greater of:

●	the floor price of $1.00; and

●	90% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

The Series E Certificate of Designations contains standard and customary triggering events (each, a “Series E Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series E Preferred Stock, and (iv) bankruptcy or insolvency of the Company.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Other Adjustments. In connection with the Private Placement, the Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of Conversion Shares at a conversion price below the Series E Conversion Price (the date of such approval, the “Series E Stockholder Approval Date”). If the Company has not otherwise obtained such stockholder approval prior to October 31, 2025, which did not occur, then the Company shall (i) file a preliminary Proxy Statement seeking such stockholder consent with the SEC no later than October 31, 2025, (ii) use reasonable best efforts to file the definitive Proxy Statement no later than November 30, 2025 and (iii) use reasonable best efforts to hold the Stockholder Meeting no later than December 31, 2025 (the “Stockholder Meeting Deadline”). The Company filed its preliminary Proxy Statement on November 17, 2025, filed its definitive Proxy Statement on November 28, 2025, and held its annual meeting on December 19, 2025. If, on or after the Series E Stockholder Approval Date, the Company issues any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Series E Conversion Price in effect immediately prior to such issuance (each, a “Dilutive Issuance”), the Series E Conversion Price shall be reduced to the New Issuance Price; provided that, if any Dilutive Issuances or other events that would have resulted in an adjustment to the Series E Conversion Price prior to the Series E Stockholder Approval Date, the Series E Conversion Price shall automatically adjust to such New Issuance Price on the Series E Stockholder Approval Date. Accordingly, on December 19, 2025, the conversion price of the Series E Preferred Stock was reduced to $0.05 per share.

Bankruptcy Triggering Event Redemption Right. Upon any bankruptcy Series E Triggering Event, the Company shall immediately redeem in cash all amounts due under the Series E Preferred Stock at a 25% premium to the greater of (x) the amount of shares of Series E Preferred Stock then outstanding and (y) the equity value of the shares of Series E Preferred Stock then outstanding, unless the holder waives such right to receive such payment. The equity value of the Common Stock underlying the Series E Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding such bankruptcy Series E Triggering Event and the date the Company makes the entire payment required.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series E Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Series E Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series E Preferred Stock then outstanding at a 25% redemption premium to the greater of (x) the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series E Preferred Stock. The equity value of the Common Stock underlying the Series E Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of the Company’s election to redeem and the date the Company makes the entire payment required.

Fundamental Transactions. The Series E Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Series E Certificate of Designations and the other Transaction Documents (as defined in the Series E Certificate of Designations).

Voting Rights. The holders of the Series E Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series E Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Series E Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Series E Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series E Certificate of Designations.

Reservation Requirements. So long as any Series E Preferred Stock remains outstanding, the Company shall at all times reserve at least 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series E Preferred Stock then outstanding.

On October 14, 2025, the Company entered into the Fifth Securities Purchase Agreement with certain accredited investors named therein, pursuant to which the Company agreed to issue and sell up to 9,750 shares of the Company’s Series E Preferred Stock for an aggregate purchase price of up to $7 million in one or more closings. On October 15, 2025, the Company and the requisite buyers party to the Fifth Securities Purchase Agreement entered into Amendment No. 1 to the Securities Purchase Agreement (the “SPA Amendment”) to add an additional Buyer (as defined in the Fifth Securities Purchase Agreement) and increase the size of the Initial Closing (as defined in the Fifth Securities Purchase Agreement) by $500,000 to an aggregate of approximately $2.25 million of gross proceeds (see below) and reduce the size of the Additional Closings (as defined in the Fifth Securities Purchase Agreement) by an offsetting amount. There was no change to the aggregate amount of up to $7 million of proceeds to be funded pursuant to the Fifth Securities Purchase Agreement upon consummation of all of the Closings (as defined in the Fifth Securities Purchase Agreement) provided for therein.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

On October 16, 2025, pursuant to the Fifth Securities Purchase Agreement, the Company issued and sold, and certain investors purchased 3,816 shares of the Series E Preferred Stock for aggregate gross proceeds of approximately $2.25 million, paid in cash at share prices ranging from $308.00 to $800.00 per share. The Company received net proceeds of $1,926,133, which is net of offering costs of $330,247. Each Additional Closing under the Fifth Securities Purchase Agreement is subject to a mutual option of the Company and certain investors and satisfaction of customary closing conditions.

The Fifth Securities Purchase Agreement includes the consent of the holders of the Company’s outstanding Series C and Series D Preferred Stock to the issuance of the Series E Preferred Stock pari passu therewith, in consideration for the reduction of the conversion price for the Company’s outstanding Series C and Series D convertible preferred stock to $1.76, effective as of the date of the Fifth Securities Purchase Agreement.

On December 19, 2025, the date of the Special Meeting of the Company, the stockholders of the Company approved, subject to certain conditions, the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635, upon the conversion of the Company’s Series E Preferred Stock. Pursuant to the Series E Certificate of Designations. the Series E Conversion Price shall automatically adjust to such New Issuance Price on the Series E Stockholder Approval Date. Since October 14, 2025, the Company converted Series C Preferred Stock at a lower price than the Series E conversion price then in effect of $4.1625. Accordingly, the conversion price of the 3,816 Series E Preferred Stock adjusted from a conversion price of $4.1625 to $0.05 per share. In connection with these down round triggering events, during the fourth quarter of 2025, the Company recorded a deemed dividend of $7,163,308, which represents the fair value of excess common stock convertible and issuable to the Series E Preferred shareholders upon occurrence of the trigger event based on an average per share common share price of $0.095, the effect of which was an increase in the net loss attributable to common shareholders in the consolidated statement of operations for the year ended December 31, 2025.

During the three and six months ended June 30, 2026, Series D Preferred Stock and Series E Preferred Stock were converted by investors at a conversion price lower than the contractual conversion price of the Series E Preferred Stock then in effect. The triggering event lowered the Series E Preferred Stock conversion price from $0.05 per share to $0.01 per share. In connection with this down round triggering event, during the three and six months ended June 30, 2026, the Company recorded a deemed dividend of $10,287,936, which represents the fair value of excess common shares convertible and issuable to the preferred shareholders upon the occurrence of the trigger event based on an average per share common share price of $0.0337, the effect of which was an increase in the net loss attributable to common shareholders in the accompanying consolidated statement of operations for the three and six months ended June 30, 2026.

Registration Rights Agreement

On October 14, 2025, the Company entered into the Fifth Registration Rights Agreement, pursuant to which the Company filed a registration statement with the SEC, to register for resale the Common Stock issuable upon the conversion of the Series E Preferred Stock.

During the three months ended June 30, 2026, approximately 136.35 shares of Series E Preferred Stock were converted into 13,635,000 shares of Common Stock at a conversion price of $0.01 per share. Pursuant to Series E Certificate of Designations, the conversion price of the remaining Series E Preferred Stock was reduced to $0.01 per share.

As of June 30, 2026 and December 31, 2025, there were 3,679.65 shares of Series E Preferred Stock issued and outstanding, which were convertible into approximately 367,965,400 shares of Common Stock at a conversion price of $0.01 per share.

On May 5, 2026, as a result of the issuance of convertible promissory notes and the reduction of preferred stock conversion prices from $0.05 to $0.01, the Company no longer had sufficient authorized shares in the event that all potentially dilutive instruments were exercised. Accordingly, beginning in May 2026, certain of the Company’s embedded conversion features on preferred stock have been treated as preferred stock liabilities for accounting purposes under ASC 815 due to insufficient authorized shares to fully settle conversion features of the preferred stock instruments, if exercised. As a result, the Company evaluated certain preferred stock instruments issued and determined that shares of Series E preferred stock no longer qualified as equity instruments and qualify for derivative liability treatment. In this case, the Company utilized the latest inception date sequencing method to reclassify the outstanding Series E Preferred Stock instruments from equity to preferred stock liabilities. The fair value of the Series E Preferred Stock is measured using the as if converted method, which included contractual terms such as the number of shares of preferred stock issued and outstanding, the $1,000 issued stated value, and the current conversion price. The as if converted method also utilizes observable inputs, such as the underlying common stock price on the measurement date and the period end remeasurement date. On May 5, 2026, the measurement date, the fair value of the Series E Preferred Stock of $12,799,260 was reclassified out of equity and recorded as preferred stock liabilities – Series E convertible preferred stock. The preferred stock liabilities are recognized at fair value with changes in fair value recognized as an increase or decrease in loss until such time as the conditions giving rise to such preferred stock liability classifications are settled. During the three and six months ended June 30, 2026, the Company recorded a gain on reevaluation of preferred stock liabilities of $6,610,240.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

Purchase of Common Stock by Keystone Capital Partners under the Equity Line of Credit (“ELOC”)

On February 14, 2024, in conjunction with, and as a condition to the closing of the Series A PIPE Financing, the Company entered into a common stock purchase agreement with Keystone Capital Partners, L.P. (“Keystone”), pursuant to which we may sell and issue, and Keystone is obligated to purchase, up to 12,500 shares subject to the Company obtaining all necessary stockholder approvals to issue the shares to Keystone. The price of the shares purchased by Keystone under the ELOC is 90% of various volume-weighted average price (“VWAP”) and closing price-based formula, and requires a waiver, should the selling price be below $2,000.00 per share. As consideration for Keystone’s commitment to purchase shares of Common Stock pursuant to the Old Keystone Purchase Agreement, we issued an aggregate of 932 shares of Common Stock to Keystone. On November 8, 2024, the Company consummated a purchase agreement with Keystone (the “November 2024 Keystone Purchase Agreement”) pursuant to which we may sell and issue, and Keystone is obligated to purchase, up to $20.6 million of shares of Common Stock, constituting the remaining unsold balance under the original Keystone Purchase Agreement, subject to certain market conditions. The price of the shares purchased by Keystone under the ELOC is 90% of various volume-weighted average price (“VWAP”) and closing price-based formula, and requires a waiver, should the selling price be below $20.00 per share. On July 11, 2025, the Company entered into an agreement to issue and sell 12,500,000 shares of Common Stock under the New Keystone Purchase Agreement. As the New Keystone Purchase Agreement constitutes a continuation of the equity line program commenced under the February 2024 Purchase Agreement, the Commitment Shares issued to the Investor pursuant to the February 2024 Purchase Agreement shall satisfy in full the Company’s obligation to deliver any additional shares of Common Stock to the Investor as consideration for entering into the New Keystone Purchase Agreement. On November 26, 2025, the Company entered into an agreement to issue and sell 729,596,950 shares of Common Stock under the November 2025 Keystone Purchase Agreement. As the November 2025 Keystone Purchase Agreement constitutes a continuation of the equity line program commenced under the February 2024 Purchase Agreement, the Commitment Shares issued to the Investor pursuant to the February 2024 Purchase Agreement shall satisfy in full the Company’s obligation to deliver any additional shares of Common Stock to the Investor as consideration for entering into the November 2025 Keystone Purchase Agreement.

During the three months ended March 31, 2025, the Company sold 14,531 shares of common stock of the Company for net proceeds of $1,227,241 under the November 2024 Keystone Purchase Agreement. Additionally, in January 2025, the Company received net proceeds of $716,694 from the collection of stock subscription receivable, which was reflected as a stock subscription receivable on December 31, 2024. The Company sought and received a waiver to sell the shares below the applicable minimum price in the agreement.

During the three months ended June 30, 2025, the Company sold 75,064 common shares of the Company for net proceeds of $481,971 under the November 2024 Keystone Purchase Agreement.

During the three months ended March 31, 2026, the Company sold 13,707,702 shares of common stock of the Company for net proceeds of $456,166 and a subscription receivable of $44,545 as of March 31, 2026 under the November 2025 Keystone Purchase Agreement. The subscription receivable was collected in April 2026.

During the three months ended June 30, 2026, the Company sold 7,266,378 shares of common stock of the Company for net proceeds of $209,637 and a subscription receivable of $9,857 as of June 30, 2026 under the November 2025 Keystone Purchase Agreement.

Sale of Pre-funded Warrants and Common Stock

On February 5, 2025, the Company announced the pricing of a reasonable best efforts public offering (the “Offering”), with participation from a member of the Company’s board of directors and a single institutional investor, for the purchase and sale of (i) 127,551 shares of Common Stock or common stock equivalents in lieu thereof (the Company sold 15,000 shares of its common stock and 112,551 pre-funded warrants); and (ii) common warrants to purchase up to 127,551 shares of common stock (the “Warrants”), at a combined public offering price of $39.20 per share and Warrant. In connection with the Offering, on February 5, 2025, the Company entered into a securities purchase agreement (the “SPA”) with the investors. The SPA contains customary representations, warranties and agreements of the Company and each investor and customary indemnification rights and obligations of the parties. In connection with this offering, the Company received net proceeds of approximately $4.2 million, which is net of offering costs and fees of $839,004. During the three months ended March 31, 2025, 15,000 shares of common stock were purchased upon the closing of the Offering for proceeds of $588,000 and 91,214 shares were issued in connection with the exercise of pre-funded warrants for proceeds of $182, totaling 106,214 shares of its common stock issued of the aggregate amount of 127,551 Common Stock shares sold. As of June 30, 2026 and December 31, 2025, 10,787 pre-funded warrants remain exercisable.

The Warrants have an exercise price of $39.20 per share, are immediately exercisable upon stockholder approval and have a term of exercise equal to five years following the initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

In connection with the Offering, on February 5, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Alliance Global Partners (“A.G.P.”), as the exclusive placement agent in connection with the Offering (the “Placement Agent”). Pursuant to a side letter between the Placement Agent and JonesTrading Institutional Services LLC (“Jones”), dated February 3, 2025, Jones agreed to be a financial advisor for the Offering. In connection with the services provided by Jones, the Placement Agent and Jones agreed that the Placement Agent will receive an aggregate fee equal to 6% of the gross proceeds received in the Offering and Jones will receive an aggregate fee equal to 3% of the gross proceeds received in the Offering. In addition, the Company agreed to reimburse the Placement Agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $85,000, non-accountable expenses of up to $25,000 and has agreed to reimburse Jones for all reasonable and documented out-of-pocket fees and expenses, including but not limited to travel and other out-of-pocket expenses in an amount not to exceed $15,000. In aggregate, the Placement Agent and Jones were paid fees and expenses of $524,983.

The Company’s directors and executive officers agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days following the closing date of the Offering, which terms may be waived in the sole discretion of and without notice by the Placement Agent, subject to certain exceptions. In addition, the Company has agreed to not enter into variable rate financings for a period of 180 days following the closing date, subject to certain exceptions, or enter into any equity financings for a period of 60 days following the closing date, subject to certain exceptions.

In connection with the Offering, the Conversion Price of the Series A Preferred Stock and Series C Preferred Stock reset to $39.20 per share of Common Stock, which was further adjusted downward to $0.01, as noted above.

NOTE 9 – WARRANTS

A summary of outstanding warrants as of June 30, 2026 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Public and Private Placement Warrants	4,596	$23,000.00	2.63
February 2024 Series A Common Warrants	306	2,780.00	1.12
September 2024 Series C Common Warrants	4,088	0.80	1.71
December 2024 Common Warrants	4,203	112.20	1.98
January 2025 Common Warrants	8,193	116.40	2.02
February 2025 Pre-funded Warrants	10,787	0.002	No expiration date
February 2025 Common Warrants	127,551	39.20	3.61
Outstanding as of June 30, 2026	159,724	$707.39	3.39

On June 30, 2026, the intrinsic value of the warrants amounted to $97.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 10 – FAIR VALUE MEASUREMENTS

Earnout and derivative liabilities

The classification of the fair value of the earnout liability, preferred stock liabilities, and derivative liabilities and the change in the fair value measurement using significant inputs (Level 3) for the six months ended June 30, 2026 and 2025 for the Company is presented below:

	Level 1	Level 2	Level 3	Total
Derivative liabilities:
Balance at December 31, 2025	$-	$-	$-	$-
Initial derivative liabilities included in debt discount			3,663,600	3,663,600
Initial derivative liabilities included in derivative expense			2,560,979	2,560,979
Loss on revaluation of derivative liabilities included in derivative expense	-	-	1,439,276	1,439,276
Balance at June 30, 2026	$-	$-	$7,663,855	$7,663,855

Preferred stock liabilities (Series D and Series E Preferred Stock):
Balance at December 31, 2025	$-	$-	$-	$-
Reclassification of fair value of preferred stock liabilities from equity	-	-	21,584,122	21,584,122
Gain on reevaluation of preferred stock liabilities	-	-	(6,610,240)	(6,610,240)
Balance at June 30, 2026	$-	$-	$14,973,882	$14,973,882

Earnout liability:
Balance at December 31, 2024	$-	$-	$20,000	$20,000
Revaluation of earnout liability	-	-	-	-
Balance at June 30, 2025	$-	$-	$20,000	$20,000

Earnout liability:
Balance at December 31, 2025	$-	$-	$20,000	$20,000
Revaluation of earnout liability	-	-	(19,500)	(19,500)
Balance at June 30, 2026	$-	$-	$500	$500

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 11 – STOCK-BASED COMPENSATION

On March 25, 2024, stockholders approved the 2024 Employee Stock Purchase Plan (the “2024 ESPP”), with initial reserves of 255 shares of common stock. The 2024 ESPP became effective on February 14, 2024. The 2024 ESPP also has an evergreen provision. On January 1, 2025, the reserve increased by 510 shares. On January 1, 2026, the reserve increased by 510 shares. No awards have been granted under the 2024 ESPP as of June 30, 2026.

On March 25, 2024, stockholders approved the 2024 Equity Incentive Plan (the “2024 Plan”), with initial reserves of 2,586 shares of common stock. The 2024 Plan became effective on February 14, 2024. At a special meeting of stockholders on April 30, 2024, the stockholders approved an increase in the number of shares available for issuance under the 2024 Plan and the number of shares that may be issued pursuant to incentive stock options, by an additional 1,000 shares each. At a special meeting of stockholders on November 11, 2024, the stockholders approved an increase in the number of shares available for issuance under the 2024 Plan and the number of shares that may be issued pursuant to incentive stock options, by an additional 10,423 shares each. The 2024 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2024 Plan to be added on the first day of January, starting with January 1, 2025, in an amount equal to the lesser of (i) 5% of the fully diluted shares of our Common Stock on the immediately preceding December 31 or (ii) such number of shares as determined by our board in each case subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. On January 1, 2025, the number of shares reserved under the 2024 Plan was increased by 5% of the fully diluted shares of our common stock on the immediately preceding December 31, or 9,485 shares. On May 29, 2025, at the Company’s annual meeting, the stockholders approved an amendment to the 2024 Plan to increase the number of shares issuable thereunder by an additional 100,000 shares of Common Stock. On December 19, 2025, at the Company’s 2025 Special Meeting, the stockholders approved an amendment to the 2024 Plan to increase the number of shares issuable thereunder by an additional 32,000,000 shares of Common Stock. On January 1, 2026, in connection with the 2024 Plan’s evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2024 Plan to be added on the first day of January in an amount equal to the lesser of (i) 5% of the fully diluted shares of our Common Stock on the immediately preceding December 31 or (ii) such number of shares as determined by our board in each case subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization, the number of shares reserved under the 2024 Plan was increased by 5% of the fully diluted shares of our common stock on the immediately preceding December 31, or 12,386,327 shares.

On January 7, 2026, the Company’s Board of Directors granted an aggregate of 43,936,333 stock options under the 2024 Plan, to executive officers, board members, employees, and consultants, exercisable on the date of grant at $0.055 per share with a ten-year term and vest over a requisite service period, which is usually the vesting period, or as certain performance-based vesting terms are met. These options were valued at $2,416,498 on the grant date using a Black Scholes option pricing model using the assumptions summarized below. The Company calculated the fair value of the unvested stock options, in the amount of $2,416,498, which is being amortized over the vesting period or as certain performance-based vesting terms have been met.

On March 4, 2026, the Company’s Board of Directors granted an aggregate of 1,823,278 stock options under the 2024 Plan, to a new board member, exercisable on the date of grant at $0.055 per share with a ten-year term and vest over a requisite service period, which is usually the vesting period, or as certain performance-based vesting terms are met. These options were valued at $69,102 on the grant date using a Black Scholes option pricing model using the assumptions summarized below. The Company calculated the fair value of the unvested stock options, in the amount of $69,102, which is being amortized over the vesting period or as certain performance-based vesting terms have been met.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

The Company’s stock option activity for the six months ended June 30, 2026 was as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Outstanding	Exercise	Contractual
	Stock	Price Per	Life
	Options	Share	(in Years)
Balance, December 31, 2025	74,151	$22.67	9.32
Options granted	45,759,611	0.055	-
Balance, June 30, 2026	45,833,762	$0.092	9.53
Options exercisable as of June 30, 2026	39,971,771	$0.09	9.53

The Company estimated the fair value of the stock options during the six months ended June 30, 2026 and 2025 using Black-Scholes with the following assumptions.

	Six Months Ended June 30,	Six Months Ended June 30,
	2026	2025
Risk-free interest rate	3.54 to 3.70%	3.98% to 4.01%
Expected life (in years)	5.0 to 6.0	5.0
Expected dividend yield	-%	-%
Expected volatility	289.71 to 299.44%	104.54 to 121.09%

For the three months ended June 30, 2026, the Company recorded stock-based compensation expense of $1,122,085, of which $278,467 was related to research and development and $843,618 was related to general and administrative. For the six months ended June 30, 2026, the Company recorded stock-based compensation expense of $2,739,540, of which $784,344 was related to research and development and $1,955,196 was related to general and administrative.

For the three months ended June 30, 2025, the Company recorded stock-based compensation expense of $183,328, of which $53,821 was related to research and development and $129,507 was related to general and administrative. For the six months ended June 30, 2025, the Company recorded stock-based compensation expense of $488,274, of which $127,123 was related to research and development and $361,151 was related to general and administrative.

As of June 30, 2026, the Company had approximately $517,152 of unamortized stock-based compensation expense related to unvested stock options, which is expected to be recognized over a weighted average period of 0.53 years. The weighted average grant date calculated fair value per share of the Company’s options granted during the six months ended June 30, 2026 was $0.055. As of June 30, 2026, the intrinsic value of outstanding stock options was $0.00.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 12 – 401(K) RETIREMENT SAVINGS PLAN

The Company sponsors a 401(k) defined contribution plan covering eligible employees who elect to participate. The Company is allowed to make discretionary profit sharing and 401(k) matching contributions as defined in the plan and as approved by the Board of Directors. The Company’s accrued contributions for the six months ended June 30, 2026 were $23,100. The Company did not make any contributions to the 401(k) during the six months ended June 30, 2025.

NOTE 13 – RELATED-PARTY TRANSACTIONS

On February 5, 2025, the Company announced the pricing of a reasonable best efforts public offering (the “Offering”), with participation from a member of the Company’s board of directors and a single institutional investor, for the purchase and sale of (i) 15,000 shares of common stock, (ii) 112,500 February 2025 Pre-funded Warrants; and (iii) common warrants to purchase up to 127,551 shares of common stock (the “February 2025 Common Warrants”), at a combined public offering price of $39.20 per share and Warrant (See Note 8).

The following table summarizes the pre-funded warrants and February 2025 Common Warrants sold to our related party:

Purchasers	Pre-Funded Warrants Purchased	Total Purchase Price	February 2025 Common Warrants Issued
Atwood-Edminster Trust dtd 4-2-2000 and GVN, LLC (1)	25,510	$999,992	25,510

(1)	Brian G. Atwood served as Chairman and Chief Executive Officer of the Company from February 2024 to September 2024, and previously served as Chairman of PBAX until the closing of the Business Combination in February 2024. Mr. Atwood is currently a member of the board of directors of the Company and serves as a trustee of Atwood-Edminster Trust dtd 4-2-2000. GVN, LLC, is a limited liability company of which the sole member is the Atwood-Edminster Trust dtd 4-2-2000, and of which Brian G. Atwood and Lynne H. Edminster are the managers.

On April 22, 2025, pursuant to the Fourth Securities Purchase Agreement, the Company issued and sold, and the investors purchased, in a private placement (the “Fourth PIPE Financing”), 6,250 shares of the Series D Preferred Stock to investors in exchange for the receipt of 1,000,279 shares of the Stella Series D Preferred Stock in lieu of cash, in which a portion of the Stella Series D Preferred Stock was owned by a related party investor. The investor is a majority shareholder of Stella Diagnostics, Inc. and has representation on the board of directors thereof. The related shares of the Stella Series D Preferred Stock were resold to the related party investor in the three months ended September 30, 2025.

During the three months ended June 30, 2026 and 2025, the Company incurred consulting fees of $55,000 and $81,500 to members of the Company’s board of directors, respectively. During the six months ended June 30, 2026 and 2025, the Company incurred consulting fees of $110,000 and $135,000 to members of the Company’s board of directors, respectively.

CERO THERAPEUTICS HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2026

(Unaudited)

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation or receive claims arising out of our operations in the normal course of business. We are not currently a party to any other legal proceeding nor are we aware of claims that we believe would, if decided adversely, have a material adverse effect on the Company’s business, financial condition, or operating results.

See Note 7 for leases.

NOTE 15 – SUBSEQUENT EVENTS

Convertible Note Issuances

On July 14, 2026, the Company entered into a second amended and restated promissory note (the “July 2026 Note”) with SRX Global, which amends and restates in its entirety the May 2026 Note, as amended and restated by the June 2026 Note. Pursuant to the July 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate purchase price not to exceed a sum of $2,085,200 (the “July 2026 Maximum Loan Amount”). Of the July 2026 Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, and an additional $671,600 of net proceeds was funded pursuant to the July 2026 Note for a note having a principal balance of $839,500. The July 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s Common Stock. At any time after the issuance of the July 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On August 11, 2026, the Company entered into a third amended and restated promissory note (the “August 2026 Note”) with SRX Global, which amends and restates in its entirety May 2026 Note, as amended and restated by the June 2026 Note and as further amended and restated by the July 2026 Note. Pursuant to the August 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $2,235,200 (the “August 2026 Maximum Loan Amount”). Of the August 2026 Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, an additional $671,600 was funded pursuant to the July 2026 Note, and an additional $150,000 was funded pursuant to the August 2026 Note. The August 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s Common Stock. At any time after the issuance of the August 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

Conversion of Series D Preferred Shares

During the period from July 1, 2026 to August 13, 2026, 31 shares of Series D Preferred Stock were converted into 3,100,000 shares of Common Stock at a conversion price of $0.01 per share.

Conversion of Series E Preferred Shares

During the period from July 1, 2026 to August 13, 2026, 47.196 shares of Series E Preferred Stock were converted into 4,719,596 shares of Common Stock at a conversion price of $0.01 per share.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations provides information that CERo Therapeutics Holdings, Inc. (“the Company”) management believes is relevant to an assessment and understanding of its results of operations and financial condition. The discussion should be read together with (i) the Company’s unaudited condensed consolidated financial statements and related notes that are presented above and (ii) the Company’s audited consolidated financial statements and related notes and management’s discussion and analysis of financial condition and results of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026. This Management’s Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements resulting from various factors. Please see “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC.

Overview

CERo Therapeutics Holdings, Inc. (OTCQB: CERO) (“CERo”, or the “Company”), F/K/A Phoenix Biotech Acquisition Corp. (“PBAX”) was incorporated in Delaware on June 8, 2021. PBAX was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (a “business combination”).

The Company is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. The Company’s proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. The Company is in early clinical development but has not yet begun product commercialization. The Company’s efforts will focus on continued product development, including clinical development, to support regulatory approval to commercialize and subsequent product commercialization.

Going concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development (“R&D”) activities and meet its obligations on a timely basis. As of June 30, 2026, the Company reported approximately $937,512 of cash, restricted cash, and cash equivalents, a working capital deficit of approximately $30.9 million, and an accumulated deficit and stockholders’ deficit of approximately $97.8 million and $30.5 million, respectively. Additionally, during the six months ended June 30, 2026, the Company used approximately $5.1 million of net cash in operating activities, has a net loss of $6.9 million and has no revenues. During the six months ended June 30, 2026, we received net proceeds from the sale of common stock in connection with ELOC fundings. Additional funds are necessary to maintain current operations and to continue R&D activities. However, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and planned regulatory filings with the FDA. If the Company is unable to obtain the necessary funds, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these unaudited condensed consolidated financial statements are issued. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

During the six months ended June 30, 2026, we received net proceeds of $700,491 from the sale of our common stock from ELOC fundings. Furthermore, during the six months ended June 30, 2026, we issued and sold convertible notes having an aggregate principal face value of $4,579,500, and the Company received net proceeds of $3,663,600. Additional funds are necessary to maintain current operations and to continue R&D activities. However, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and planned regulatory filings with the FDA. If the Company is unable to obtain the necessary funds, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the unaudited consolidated financial statements are issued. These unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Recent Developments

On April 8, 2026, we issued and sold a convertible promissory note for a purchase price of $350,000, having a principal face value of $437,500 (the “April 2026 Note”) to Keystone. Pursuant to the April 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The April 2026 Note bears interest at a rate of 10% per annum, matures on April 9, 2027, and is convertible into shares of the Company’s common stock. On April 27, 2026, we issued and sold a convertible promissory note for a purchase price of $400,000, having a principal face value of $500,000 (the “Second April Note”) to Keystone. Pursuant to the Second April 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The Second April Note bears interest at a rate of 10% per annum, matures on April 27, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the April 2026 Note and the Second April Note, Keystone, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that Keystone requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On May 28, 2026, the Company issued and sold a convertible promissory note for a purchase price of $750,000, having a principal face value of $937,500 (the “May 2026 Note”) to SRX Global Inc. (f/k/a SRX Health Solutions, Inc.) (“SRX Global”). Pursuant to the May 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $750,000. The May 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the May 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On June 23, 2026, the Company entered into an amended and restated promissory note (the “June 2026 Note”) with SRX Global, which amends and restates in its entirety the May 2026 Note. Pursuant to the June 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,413,600 (the “Maximum Loan Amount”). Of the Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, and an additional $663,600 was funded on June 23, 2026. The June 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock. At any time after the issuance of the June 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On July 14, 2026, the Company entered into a second amended and restated promissory note (the “July 2026 Note”) with SRX Global, which amends and restates in its entirety the May 2026 Note, as amended and restated by the June 2026 Note. Pursuant to the July 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate purchase price not to exceed a sum of $2,085,200 (the “July 2026 Maximum Loan Amount”). Of the July 2026 Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, and an additional $671,600 of net proceeds was funded pursuant to the July 2026 Note having a principal balance of $839,500. The July 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s Common Stock. At any time after the issuance of the July 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

On August 11, 2026, the Company entered into a third amended and restated promissory note (the “August 2026 Note”) with SRX Global, which amends and restates in its entirety May 2026 Note, as amended and restated by the June 2026 Note and as further amended and restated by the July 2026 Note. Pursuant to the August 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $2,235,200 (the “August 2026 Maximum Loan Amount”). Of the August 2026 Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, an additional $671,600 was funded pursuant to the July 2026 Note, and an additional $150,000 was funded pursuant to the August 2026 Note. The August 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of Company’s Common Stock. At any time after the issuance of the August 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

Corporate Developments

Reverse Stock Splits

At 12:01 a.m. Eastern time on January 8, 2025, we effected the Reverse Stock Split pursuant to which each 100 shares of our Common Stock outstanding immediately prior thereto was converted into 1 share of our Common Stock outstanding immediately thereafter.

At 12:01 a.m. Eastern time on June 13, 2025, we effected the Reverse Stock Split pursuant to which each 20 shares of our Common Stock outstanding immediately prior thereto was converted into 1 share of our Common Stock outstanding immediately thereafter.

FDA Designation

In July 2025, CER-1236 received an FDA Orphan Drug Designation for the treatment of acute myeloid leukemia. In September 2025, the FDA granted Fast Track Designation to our lead investigational compound, CER-1236 for acute myeloid leukemia, which is in addition to the existing Orphan Drug Designation for the same compound. The FDA’s Fast Track Designation is designed to accelerate the development and review of therapies for serious or life-threatening conditions with unmet medical need. The designation provides us with the opportunity for increased FDA interactions, potential eligibility for priority review, and the ability to submit data on a rolling basis.

Other

The Company’s shares of Common Stock commenced trading on OTCQB as of December 2, 2025. On January 29, 2026, after considering the written record in this matter, the Nasdaq Listing and Hearing Review Council issued its decision affirming the Panel’s decision to delist the Company’s securities from Nasdaq.

Results of Operations

Revenue

The Company has not recognized any revenue from any sources, including from product sales, and the Company does not expect to generate any revenue from the sale of products in the foreseeable future. If the development efforts for the Company’s product candidates, each of which is a specific product and indication combination, are successful and result in regulatory approval, or if the Company executes license agreements with third parties, the Company may generate revenue from R&D services, from the achievement of development milestones or from milestones and royalties related to product sales. However, there can be no assurance as to when any revenues will be generated, if at all.

Operating Expenses

Research and Development Expenses

R&D expenses consist of discovery activities, manufacturing development and production, preclinical and clinical development, and regulatory filing for product candidates. R&D expenses are recognized as incurred and payments made prior to the receipt of goods or services to be used in R&D are capitalized until the goods or services are received. Costs incurred in obtaining technology licenses through asset acquisitions, if incurred, will be charged to R&D expense if the licensed technology has not reached technological feasibility and has no alternative future use. R&D expenses include or could include:

●	employee-related expenses, including salaries, bonuses, benefits, stock-based compensation and other related costs for those employees involved in R&D efforts;

●	external R&D expenses incurred under agreements with preclinical research organizations, clinical research organizations, investigative sites, centralized clinical laboratories, and consultants to conduct preclinical and clinical studies;

●	costs related to manufacturing material for preclinical studies and clinical trials, including fees paid to contract development and manufacturing organizations;

●	product-liability insurance for clinical development product(s);

●	laboratory supplies and research materials;

●	software and systems related to R&D activities;

●	costs related to regulatory filing and compliance; and

●	facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent, maintenance of facilities, and equipment.

Product candidates in later stages of development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. The Company plans to substantially increase its R&D expenses for the foreseeable future as it continues the development of its product candidates through clinical development. The Company cannot determine with certainty the timing of initiation, the duration or the costs of current or future preclinical studies and clinical trials required for regulatory approval due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. The Company anticipates that it will make determinations as to which product candidates to pursue and how much funding to direct to each product candidate on an ongoing basis in response to the results of ongoing and future preclinical studies and clinical trials, regulatory developments and ongoing assessments as to each product candidate’s commercial potential. The Company will need to, and plans to, raise substantial additional capital in the future. Future R&D expenses may vary significantly between periods and from current expectations based on factors such as:

●	expenses incurred to conduct preclinical studies required to advance product candidates into clinical trials;

●	per patient clinical trial costs based on a number of factors, including number of patient clinical visits, clinical laboratory testing, and potential medical imaging;

●	the number of clinical trials required for approval, the number of patients who enroll in each clinical trial, and the number and geographic locations of sites included in the clinical trials;

●	the length of time required to screen and enroll eligible patients, screen-failure rate, or the discontinuation rates of enrolled patients;

●	potential additional safety monitoring requested by regulatory agencies;

●	the cost of insurance, including product liability insurance, in connection with clinical trials; and

●	suspension or termination of clinical development activities by regulators or institutional review boards for various reasons, including regulatory noncompliance or a finding that the participants are being exposed to unacceptable health risks.

General and Administrative Expenses

General and administrative expenses consist principally of salaries and related costs for personnel in executive and administrative functions, including stock-based compensation, travel expenses and recruiting expenses. Other general and administrative expenses include professional fees for legal, accounting and tax-related services, consulting fees, insurance costs, and investor relations fees.

The Company anticipates that its general and administrative expenses will increase in the future as the Company increases headcount and contracted services for operational support for expanded operations and infrastructure. The Company also anticipates that general and administrative expenses will increase as a result of expenses for accounting, audit, legal and consulting services, as well as costs associated with maintaining compliance with SEC requirements, director and officer liability insurance, investor and public relations activities and other expenses associated with operating as a public company.

Other Income (Expenses), Net

Other expenses, net consists predominantly of interest income from interest bearing bank accounts, interest expense, and gains or losses on the initial valuation and revaluation of earnout, derivative liabilities and preferred stock liabilities, which represents the initial fair value and change in fair value of conversion options related to our convertible notes payable between periods.

Results of Operations for the Three Months ended June 30, 2026 and 2025

Results of operations for the three months ended June 30, 2026 and 2025 are summarized as follows:

	For the Three Months Ended June 30,			Percentage
	2026	2025	Change	Change
Operating expenses:
Research and development	$1,736,013	$2,753,963	$(1,017,950)	(37.0)%
General and administrative	2,110,453	1,969,828	140,625	7.1%
Total operating expenses	3,846,466	4,723,791	(877,325)	(18.6)%
Loss from operations	(3,846,466)	(4,723,791)	877,325	(18.6)%

Other income (expenses):
Loss on foreign currency	(52)	-	(52)	100.0%
Derivative expense	(3,103,533)	-	(3,103,533)	(100.0)%
Gain on reevaluation of preferred stock liabilities	6,610,240	-	6,610,240	100.0%
Share-based inducement expenses	-	(707,300)	707,300	100.0%
Interest income	1,025	13,776	(12,751)	(92.6)%
Interest expense	(690,044)	-	(690,044)	(100.0)%
Total other income (expenses), net	2,817,636	(693,524)	3,511,160	506.3%
Net loss	(1,028,830)	(5,417,315)	4,388,485	(81.0)%
Deemed dividend on Series A, B, C, D and E Preferred Stock	(28,426,624)	(24,700,374)	(3,726,250)	15.1%
Net loss attributable to common stockholders	$(29,455,454)	$(30,117,689)	$662,235	2.2%

Research and Development Expenses

Research and development expenses were $1,736,000 for the three months ended June 30, 2026, compared to $2,754,000 for the three months ended June 30, 2025, reflecting a decrease of $1,018,000. The decrease was related to decreased R&D activity in the 2026 period as compared to the 2025 period. During the 2025 period, the Company prepared and filed the IND for CER-1236, prepared for the clinical trials initiation, and began the clinical trial. The decrease in research and development expenses primarily reflected (i) a decrease in clinical expenses of $643,000, (ii) a decrease in scientific consulting expenses of $292,000, (iii) a decrease in rent expense of $98,000 due to the receipt of subtenant rental income and a credit received from the landlord on common area charges paid, (iv) a decrease in drug manufacturing costs of $122,000 and (v) a decrease in other costs of $87,000, offset by an increase in stock-based stock option expense of approximately $224,000.

The Company anticipates that its R&D expenses may increase in the future if the Company increases headcount, compensation expense, and contracted services for preclinical and clinical development of its product candidates, as well as for manufacturing of clinical product to be used in clinical development.

General and Administrative Expenses

General and administrative expenses were $2,110,000 for the three months ended June 30, 2026, compared to $1,970,000 for the three months ended June 30, 2025, reflecting an increase of $141,000. The increase in the three months ended June 30, 2026 over the three months ended June 30, 2025 was partially due to an increase in stock-based stock options expense of approximately $714,000 and an increase in other compensation and benefits of $54,000, offset by a decrease in professional fees of $432,000 and a decrease in other general and administrative expenses of approximately $195,000.

Other Income (Expenses), Net

Other income (expenses), net was $2,818,000 for the three months ended June 30, 2026, compared to other expenses, net of $(694,000) for the three months ended June 30, 2025, reflecting a positive change of $3,511,000. The positive change during the three months ended June 30, 2026 as compared to the three months ended June 30, 2025 was primarily due to the recording of a gain on reevaluation of preferred stock liabilities of $6,610,000 and a reduction in stock-based inducement expense of $707,000, offset by the recording of derivative expense of $3,104,000 and interest expense of $690,000 related to the issuance of convertible notes payable during the 2026 period and a decrease in interest income of $13,000.

Net loss and net loss attributable to common stockholders

For the three months ended June 30, 2026 and 2025, net loss amounted to $1,029,000 and $5,417,000, respectively, a decrease of $4,388,000, or 81.0%. During the three months ended June 30, 2026 and 2025, in connection with our Series A, Series B, Series C, Series D and Series E preferred stock conversions, we recorded deemed dividends of $28,427,000 and $24,700,000, respectively. Accordingly, for the three months ended June 30, 2026 and 2025, net loss attributable to common stockholders amounted to $29,455,000, or $0.70 per common share and $30,118,000, or $61.71 per common share, respectively.

Results of Operations for the Six Months ended June 30, 2026 and 2025

Results of operations for the six months ended June 30, 2026 and 2025 are summarized as follows:

	For the Six Months Ended June 30,			Percentage
	2026	2025	Change	Change
Operating expenses:
Research and development	$4,074,357	$5,661,790	$(1,587,433)	(28.0)%
General and administrative	4,617,837	4,012,532	605,305	15.1%
Total operating expenses	8,692,194	9,674,322	(982,128)	(10.2)%
Loss from operations	(8,692,194)	(9,674,322)	982,128	(10.2)%

Other income (expenses):
Gain on foreign currency	121	-	121	100.0%
Derivative expense	(4,000,255)	-	(4,000,255)	(100.0)%
Gain on reevaluation of preferred stock liabilities	6,610,240	-	6,610,240	100.0%
Change in fair value of earnout liabilities	19,500	-	19,500	100.0%
Share-based inducement expenses	-	(863,550)	863,550	100.0%
Interest income	4,174	14,626	(10,452)	(71.5)%
Interest expense	(856,330)	-	(856,330)	(100.0)%
Total other income (expenses), net	1,777,450	(848,924)	2,626,374	309.4%
Net loss	(6,914,744)	(10,523,246)	3,608,502	(34.3)%
Deemed dividend on Series A, B, C, D and E Preferred Stock	(28,426,624)	(24,964,518)	(3,462,106)	13.9%
Deemed dividend related to Series C Common Warrants	-	(84,083)	84,083	(100.0)%
Net loss attributable to common stockholders	$(35,341,368)	$(35,571,847)	$230,479	(0.6)%

Research and Development Expenses

Research and development expenses were $4,074,000 for the six months ended June 30, 2026, compared to $5,662,000 for the six months ended June 30, 2025, reflecting a decrease of $1,588,000. The decrease was related to decreased R&D activity in the 2026 period as compared to the 2025 period. During the 2025 period, the Company prepared and filed the IND for CER-1236, prepared for the clinical trials initiation, and began the clinical trial. The decrease in research and development expenses reflected (i) a decrease in clinical expenses of $1,440,000, (ii) a decrease in scientific consulting expenses of $468,000, (iii) a decrease in rent expense of $295,000 due to the receipt of subtenant rental income and a credit received from the landlord on common area charges paid, and (iv) a decrease in lab and other expenses of $141,000. These decreases were offset by an increase in drug manufacturing costs of $99,000 and stock-based stock option expense of approximately $657,000.

The Company anticipates that its R&D expenses may increase in the future as the Company increases headcount, compensation expense, and contracted services for preclinical and clinical development of its product candidates, as well as for manufacturing of clinical product to be used in clinical development.

General and Administrative Expenses

General and administrative expenses were $4,618,000 for the six months ended June 30, 2026, compared to $4,013,000 for the six months ended June 30, 2025, reflecting an increase of $605,000. The increase in the six months ended June 30, 2026 over the six months ended June 30, 2025 was partially due to an increase in stock-based stock options expense of approximately $1,594,000 and an increase in insurance expense of $86,000, offset by a decrease in professional fees of $642,000, a decrease in proxy and transfer agent fees of $386,000, and a decrease in other general and administrative expenses of approximately $47,000.

Other Income (Expenses), Net

Other income (expenses), net was $1,777,000 for the six months ended June 30, 2026, compared to other expenses, net of $849,000 for the six months ended June 30, 2025, a positive change of $2,626,000. The positive change during the six months ended June 30, 2026 as compared to the six months ended June 30, 2025 was primarily due to the recording of a gain on reevaluation of preferred stock liabilities of $6,610,000 and a reduction in stock-based inducement expense of $864,000, offset by the recording of derivative expense of $4,000,000 and interest expense of $856,000 related to the issuance of convertible notes payable during the 2026 period.

Net loss and net loss attributable to common stockholders

For the six months ended June 30, 2026 and 2025, net loss amounted to $6,915,000 and $10,523,000, respectively, a decrease of $3,609,000, or 34.3%. During the six months ended June 30, 2026 and 2025, in connection with our Series A, Series B, Series C, Series D and Series E preferred stock conversions, and the redemption of Series C Preferred Stock, we recorded deemed dividends of $28,427,000 and $24,965,000, respectively. Accordingly, for the six months ended June 30, 2026 and 2025, net loss attributable to common stockholders amounted to $35,341,000, or $0.92 per common share and $35,572,000, or $107.60 per common share, respectively.

Liquidity and Capital Resources

Capital Requirements

The Company has not generated any revenue from any source and the Company does not expect to generate revenue for at least the next few years. If the Company fails to complete the timely development of, or fails to obtain regulatory approval for, its product candidates, the ability of the Company to generate future revenue will be adversely affected. The Company does not know when, or if, it will generate any revenue from its product candidates and does not expect to generate revenue unless and until the Company obtains regulatory approval and commercialization of its product candidates.

The Company expects its expenses to increase significantly in connection with its ongoing activities, particularly as it continues and expands research, preclinical development, and clinical development to support marketing approval for its product candidates. In addition, if the Company obtains approval for any of its product candidates, the Company expects to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution. Furthermore, the Company expects to incur additional costs associated with operating as a public company.

The Company, therefore, anticipates that substantial additional funding will be needed in connection with its continuing operations. As of June 30, 2026, the Company had approximately $937,500 in cash, restricted cash, and cash equivalents, a working capital deficit of approximately $30.9 million, and an accumulated deficit of approximately $97.8 million. Additionally, during the six months ended June 30, 2026, the Company used approximately $5.1 million of net cash in operating activities. The Company intends to devote most of the available cash to the clinical development of its product candidates and public company compliance costs. Based on current business plans, the Company believes that the cash available as of June 30, 2026 will not fund its operations and capital requirements for 12 months after the filing of these unaudited consolidated financial statements for the six months ended June 30, 2026. During the six months ended June 30, 2026, we received net proceeds of $700,491 from ELOC fundings. Furthermore, during the six months ended June 30, 2026, we issued and sold Convertible Notes for an aggregate principal amount of $4,579,500 and we received net proceeds of $3,663,600. Additional funds are necessary to maintain current operations and to continue R&D activities. However, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and planned regulatory filings with the FDA. If the Company is unable to obtain the necessary funds, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the unaudited consolidated financial statements are issued. These unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Any estimate as to how long the Company expects the net proceeds from the ELOC and convertible notes payable fundings may fund the Company’s operations is based on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than its current expectations.

On October 31, 2025, the Common Stock ceased trading on Nasdaq as a result of the Panel’s delisting determination. The OTC Markets are less liquid markets for the Common Stock. Such lack of liquidity may make it more difficult for us to raise capital. Changing circumstances, some of which may be beyond the Company’s control, could result in less cash and cash equivalents available to fund operations or cause the Company to consume capital significantly faster than currently anticipated, and the Company may need to seek additional funds from additional sources sooner than planned.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical drug products, the Company is unable to estimate the exact amount of its operating capital requirements. The Company’s future funding requirements will depend on many factors, including, but not limited to those listed under “Factors Affecting Our Performance” above.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes many years to complete, and the Company may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, the Company’s product candidates, if approved, may not achieve commercial success. Commercial revenues, if any, will be derived from sales of product candidates that the Company does not expect to be commercially available in the near term, if at all. Accordingly, the Company will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to the Company on acceptable terms, or at all. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict the Company’s ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting the ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If the Company raises additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, it may be required to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to the Company. If the Company is unable to raise capital when needed or on acceptable terms, the Company could be forced to delay, reduce or eliminate its R&D programs or future commercialization efforts.

Cash Flows

	For the Six Months Ended June 30,
	2026	2025	Change
Net cash used in operating activities	$(5,088,959)	$(9,068,702)	$3,979,743
Net cash provided by financing activities:	4,364,091	9,044,316	(4,680,225)
Net (decrease) in cash, restricted cash, and cash equivalents	$(724,868)	$(24,386)	$(700,482)

Net cash used in operating activities

Net cash used in operating activities for the six months ended June 30, 2026 primarily reflected a net loss of $6,915,000, adjusted for the reconciliation of non-cash items such as depreciation expense of $120,000, stock-based compensation of $2,740,000, amortization of right-of-use asset of $435,000, amortization of debt discount of $747,000, gain on reevaluation of preferred stock liabilities of $6,610,000, and loss on initial and reevaluation of derivative liabilities of $4,000,000, and changes in operating asset and liabilities primarily consisting of a decrease in prepaid expenses and other current assets of $461,000, an increase in accounts payable of $636,000, an increase in accrued liabilities of $121,000, a decrease in insurance financing liability of $323,000, and a decrease in operating lease liabilities of $481,000.

Net cash used in operating activities for the six months ended June 30, 2025 primarily reflected a net loss of $10,523,000, adjusted for the reconciliation of non-cash items such as depreciation expense of $146,000, stock-based compensation of $488,000, stock-based inducement expense of $864,000, and amortization of right-of-use asset of $391,000, and changes in operating asset and liabilities primarily consisting of an increase in prepaid expenses and other current assets of $169,000, an increase in accounts payable of $562,000, a decrease in accrued liabilities of $404,000, and a decrease in operating lease liabilities of $423,000.

Net cash provided by investing activities

We did not have any investing activities during the six months ended June 30, 2026 and 2025.

Net cash provided by financing activities

Net cash provided by financing activities for the six months ended June 30, 2026 amounted to $4,364,000 as compared to $9,044,000 for the six months ended June 30, 2025.

During the six months ended June 30, 2026, net cash provided by financing activities of $4,364,000 was primarily attributable to the receipt of net proceeds of $700,000 from the sale of Common Stock under the ELOC, and net proceeds of $3,664,000 from the sale of convertible notes payable.

During the six months ended June 30, 2025, net cash provided by financing activities of $9,044,000 was primarily attributable to the receipt of net proceeds of $500,000 from the exercise of Series A Preferred Warrants, net proceeds of $2,426,000 from the sale of common stock under the ELOC, net proceeds of $2,240,000 from the sale of Series D Preferred Stock, and net proceeds from sale of common stock and pre-funded warrants of $4,273,000, offset by the cash redemption of Series C Preferred Stock of $395,000.

Critical Accounting Estimates

During the six months ended June 30, 2026, there were no material changes to our critical accounting policies from those described in our Annual Report on Form 10-K filed with the SEC on April 15, 2026.

Recent Accounting Standards

See the section titled in Note 2 to the Company’s unaudited consolidated financial statements for the six months ended June 30, 2026, appearing elsewhere herein.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company defined by Rule 12b-2 of the Securities Exchange Act of 1934, we are not required to provide the information required by this Item.

Item 4. Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

The Company’s Principal Executive Officer and Principal Financial Officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended. Based on this evaluation, the certifying officers concluded that, as of the end of the period covered by this report, the Company’s disclosure controls and procedures were not effective due to the existence of material weaknesses in internal control over financial reporting.

Material Weaknesses Identified

The material weaknesses identified include:

●	We currently lack multiple levels of management review on complex business, accounting, and financial reporting issues; and

●	We currently lack adequate segregation of duties as a result of our limited financial resources to support hiring of personnel.

However, we do not believe the material weaknesses described above caused any significant misreporting of our consolidated financial condition and results of operations for the three months ended June 30, 2026.

Remediation Plan

Due to a lack of working capital in 2025 and 2024 and during the six months ended June 30, 2026, we were not and are not able to implement a remediation plan in the foreseeable future. We plan on implementing policies and procedures to address and mitigate all material weaknesses if we receive additional funding and are able to expand our accounting staff.

We are committed to the improvement of our internal control processes and will continue to review our financial reporting controls and procedures diligently and vigorously. As we continue to evaluate and work to improve our internal control over financial reporting, we may determine to take additional measures to address control deficiencies.

Changes in Internal Control Over Financial Reporting

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may become subject to various legal proceedings and claims that arise in the ordinary course of our business activities. Although the results of litigation and claims cannot be predicted with certainty, as of June 30, 2026, we do not believe we are party to any claim or litigation, the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Item 1a. Risk Factors

Except as set forth below, there have been no material changes to the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations.

The issuance of shares of our Common Stock upon conversion or exercise of our outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Common Warrants and other securities that we may issue in future financing transactions may result in substantial dilution to our stockholders.

As of August 14, 2026, the Company currently has outstanding: (i) 71,630,992 shares of Common Stock, (ii) 1,429 shares of Series A Preferred Stock with a stated value of approximately $1.4 million, convertible into shares of Common Stock at a conversion rate of the stated value thereof divided by a current effective conversion price of $0.01 per share; (iii) no shares of Series B Preferred Stock; (iv) 7 shares of Series C Preferred Stock with a stated value of $7,000, convertible into shares of Common Stock at a conversion rate of the stated value thereof divided by a conversion price of $0.01 per share; (v) Series A Warrants to purchase 306 shares of Common Stock at an exercise price of $2,780.00 per share; (vi) Series C Warrants to purchase 4,088 shares of Common Stock at an exercise price of $0.80 per share; (vii) December 2024 and January 2025 Common Warrants to purchase an aggregate of 12,396 shares of Common Stock at an exercise price ranging from $112.20 to $116.40 per share, (viii) February 2025 Common Warrants to purchase an aggregate of 127,551 shares of Common Stock at an exercise price of $39.20 per share, (ix) February 2025 Pre-Funded Warrants to purchase an aggregate of 10,787 shares of Common Stock at an exercise price of $0.002 per share, (x) Public Warrants and Private Placement Warrants to purchase an aggregate of 4,596 shares of Common Stock at an exercise price of $23,000.00 per share, (xi) 5,192 shares of Series D Preferred Stock with a stated value of approximately $5.2 million, convertible into shares of Common Stock at a conversion rate of the stated value thereof divided by a current effective conversion price of $0.01 per share, (xii) 3,632.46 shares of Series E Preferred Stock with a stated value of approximately $3.6 million, convertible into shares of Common Stock at a conversion rate of the stated value thereof divided by a current effective conversion price of $0.01 per share and (xii) approximately 844,400,000 shares of Common Stock issuable upon the conversion of the Convertible Notes issued to note holders.

Although each of the exercise prices of the December 2024 Common Warrants, January 2025 Common Warrants, Series A Warrants, Public and Private Placement Warrants, and February 2025 Common Warrants are at or above the trading price of our Common Stock as of the date of this Quarterly Report, if such trading price increases, such exercise prices will not change as a result thereof and could be below the trading price of our Common Stock as of the date of any future exercise thereof, resulting in dilution to our stockholders. In addition, the terms of the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock contain certain penalties and adjustments to the amount included in determination of the conversion rate following certain breaches of the Company’s obligations thereunder, including, among other things, as a result of a failure to file or cause the SEC to declare one or more registration statements relating to the resale of the shares of Common Stock issuable upon conversion thereof by specified deadlines, certain defaults under indebtedness of the Company or judgments against the Company and failure to deliver shares of Common Stock upon conversion in a timely manner. For example, the penalties and adjustments include a 25% premium added to the stated value for determining the conversion rate in connection with breaches other than the breach of the requirement to redeem the shares of Series A Preferred Stock by August 31, 2025, which resulted in a 50% premium, and the addition to the stated value of an amount equal to the value of the shares of Common Stock into which the Series A Preferred Stock would have been convertible if the conversion price were equal to 80% of the lowest volume weighted average price during the five trading days immediately prior to conversion. Such penalties and adjustments, which applied during the period when substantially all of the conversions since the Business Combination occurred as a result of a failure to file and cause the SEC to declare a registration statement with respect to the resale of the underlying shares in a timely manner, have resulted and may in the future result in the issuance of shares of Common Stock at an effective conversion price below the trading price of our Common Stock at the time of such conversion.

We cannot assure you that we will remain in compliance with all of the terms of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock and that such penalties and adjustments will not apply in the future. In addition, we cannot assure you that we will not issue additional convertible or other derivative securities with highly dilutive penalty or adjustment provisions. As described elsewhere in this Quarterly Report, the Company needs to obtain financing to fund its research and development activities and clinical trials, as well as other operations. Under challenging conditions in the equity capital markets, particularly for pre-commercialization biotech companies, we may have no viable alternatives to agreeing to inclusion of such provisions in the terms of future financings.

The impact of recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on us is currently unknown and may adversely affect our business model.

Our revenue prospects could be affected by changes in healthcare spending and policy in the United States and abroad. We operate in a highly regulated industry and new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to healthcare availability, the method of delivery or payment for healthcare products and services could negatively impact our business, operations and financial condition.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. For more information, see the section of titled “Business – Healthcare Laws and Regulations – Healthcare Reform” in the Annual Report on Form 10-K for the year ended December 31, 2025.

For example, the Medicare Drug Price Negotiation Program, administered by CMS as part of the Inflation Reduction Act of 2022, commonly referred to as the IRA, may apply to our products if they are selected for negotiation, which could materially reduce the amount of revenue we can generate from our products if they are approved. Prior to the enactment of the One Big Beautiful Bill Act of 2025 (“OBBBA”), orphan drugs were exempt from Medicare price negotiation under the IRA only if they had received a single orphan designation and were approved solely for the corresponding rare disease or condition. The OBBBA amended this exemption to apply more broadly: now, any orphan-designated drug is exempt from price negotiation, regardless of the number of orphan designations it has received, provided the drug’s approved indications are exclusively for those rare diseases. The OBBBA also included significant reforms to Medicaid, including an estimated $1 trillion in reduced federal Medicaid spending from 2025 through 2034, the imposition of work requirements for certain adult enrollees, more frequent eligibility redeterminations, and increased cost-sharing for beneficiaries. These changes are expected to reduce overall Medicaid enrollment and access to care. Although the effect on our future product candidates or business is unknown, any decrease in the number of insured patients or reimbursement levels for our products could adversely affect our potential for revenue and our commercial prospects.

In addition, multiple executive actions in the first half of 2025 signal the federal government’s increasing focus on lowering prescription drug prices, adding to the uncertainty surrounding future drug pricing and reimbursement frameworks. For example:

●	On May 12, 2025, President Trump signed the executive order titled “Delivering Most-Favored-Nation Prescription Drug Pricing,” which directs the Secretary of Health and Human Services (“HHS”) to identify and communicate most-favored-nation price targets for prescription drugs and to propose a rulemaking plan to impose such pricing if “significant progress” is not made. The order also directs the federal government to explore regulatory pathways that would facilitate direct-to-patient sales for manufacturers that meet these price targets. Additionally, it signals potential further action against manufacturers that fail to offer most-favored-nation pricing, including evaluating whether to modify or rescind marketing approvals or allow individual drug importation waivers. In July 2025, President Trump sent letters to pharmaceutical companies demanding further reduced prices more in line with most-favored-nation pricing. On September 30, 2025, the White House announced the first MFN agreement (Pfizer), and reports indicate additional negotiations are ongoing. The scope, timing, and ultimate impact of any further actions or agreements remain uncertain. Further, in September and October 2025, multiple drug manufacturers announced plans to, for certain of their drugs, lower prices to reflect similar pricing around the world, and to sell these reduced-price drugs on a direct-to-consumer purchasing platform that is yet to be developed by the federal government.

●	By the end of 2025, 16 major pharmaceutical manufacturers had entered into voluntary MFN pricing agreements with the Administration, committing to offer MFN-aligned pricing to state Medicaid programs and to sell certain products at discounted prices through TrumpRx.gov, a federally operated direct-to-consumer prescription drug platform that launched on February 5, 2026. On November 6, 2025, CMS announced the GENEROUS Model, a voluntary five-year CMMI initiative under which participating manufacturers would pay supplemental rebates to state Medicaid programs benchmarked to international pricing in eight reference countries; the manufacturer application deadline has been extended to April 30, 2026. On December 19, 2025, CMS published two proposed rules (the GLOBE Model (Medicare Part B) and GUARD Model (Medicare Part D)) which would impose mandatory MFN-based rebates on manufacturers of qualifying high-cost single-source drugs, calculated using international pricing data from 19 OECD reference countries and applied to approximately 25% of Medicare beneficiaries in randomly selected geographic areas. The GLOBE Model performance period would begin October 1, 2026; GUARD would begin January 1, 2027. The 60-day public comment period for both proposed rules closed on February 23, 2026. Prior efforts to implement MFN pricing during President Trump’s first term were enjoined by federal courts, and industry commentators widely anticipate legal challenges to the current proposals. If finalized and implemented, these models could materially affect the pricing, reimbursement, and commercial viability of our product candidates in the United States, including by linking U.S. reimbursement to prices established in foreign markets over which we may have limited control.

●	Previously, on April 15, 2025, President Trump issued the executive order “Lowering Drug Prices by Once Again Putting Americans First,” which contains a broad set of directives aimed at reducing drug costs. Among other actions, the order directs HHS to revise guidance under the Inflation Reduction Act (“IRA”) to eliminate the so-called “pill penalty,” which currently subjects small molecule drugs to Medicare price negotiation four years earlier than biologics. The order also calls for a comprehensive evaluation of the role played by pharmacy benefit managers (“PBMs”) in drug pricing and market access.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

●	the demand for our product candidates, if we obtain regulatory approval;

●	our ability to set a price that we believe is fair for our products;

●	our ability to obtain coverage and reimbursement approval for a product;

●	our ability to generate revenue and achieve or maintain profitability;

●	the level of taxes that we are required to pay; and

●	the availability of capital.

Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, which may adversely affect our future profitability.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On April 8, 2026, the Company issued and sold a convertible promissory note for a purchase price of $350,000, having a principal face value of $437,500 (the “April 2026 Note”) to Keystone. Pursuant to the April 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The April 2026 Note bears interest at a rate of 10% per annum, matures on April 9, 2027, and is convertible into shares of the Company’s common stock

On April 27, 2026, the Company issued and sold a convertible promissory note for a purchase price of $400,000, having a principal face value of $500,000 (the “Second April Note”) to the Keystone. Pursuant to the Second April Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,000,000. The Note bears interest at a rate of 10% per annum, matures on April 27, 2027, and is convertible into shares of the Company’s common stock.

On May 28, 2026, the Company issued and sold a convertible promissory note for a purchase price of $750,000, having a principal face value of $937,500 (the “May 2026 Note”) to SRX Global. Pursuant to the May 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $750,000. The May 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock.

On June 23, 2026, the Company entered into an amended and restated promissory note (the “June 2026 Note”) with SRX Global, which amends and restates in its entirety the May 2026 Note. Pursuant to the June 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $1,413,600 (the “Maximum Loan Amount”). Of the Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, and an additional $663,600 was funded on June 23, 2026. The June 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock.

On July 14, 2026, the Company entered into a second amended and restated promissory note (the “July 2026 Note”) with SRX Global, which amends and restates in its entirety the May 2026 Note, as amended and restated by the June 2026 Note. Pursuant to the July 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $2,085,200 (the “July 2026 Maximum Loan Amount”). Of the July 2026 Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, and an additional $671,600 was funded pursuant to the July 2026 Note. The July 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s common stock.

On August 11, 2026, the Company entered into a third amended and restated promissory note (the “August 2026 Note”) with SRX Global, which amends and restates in its entirety May 2026 Note, as amended and restated by the June 2026 Note and as further amended and restated by the July 2026 Note. Pursuant to the August 2026 Note, the Company may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $2,235,200 (the “August 2026 Maximum Loan Amount”). Of the August 2026 Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, an additional $671,600 was funded pursuant to the July 2026 Note, and an additional $150,000 was funded pursuant to the August 2026 Note. The August 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of the Company’s Common Stock.

At any time after the issuance of the Convertible Notes, Keystone and SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amounts and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that Keystone and SRX Global request conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

The issuance of these securities was made pursuant to 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, and the rules promulgated thereunder, to accredited investors.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

Promissory Note

On August 11, 2026, we entered into a third amended and restated promissory note (the “August 2026 Note”) with SRX Global, which amends and restates in its entirety May 2026 Note, as amended and restated by the June 2026 Note and as further amended and restated by the July 2026 Note. Pursuant to the August 2026 Note, we may borrow, from time to time thereunder, up to a maximum aggregate amount not to exceed a sum of $2,235,200 (the “Maximum Loan Amount”). Of the Maximum Loan Amount, $750,000 was funded pursuant to the May 2026 Note, an additional $663,600 was funded pursuant to the June 2026 Note, an additional $671,600 was funded pursuant to the July 2026 Note, and an additional $150,000 was funded pursuant to the August 2026 Note. The August 2026 Note bears interest at a rate of 10% per annum, matures on May 28, 2027, and is convertible into shares of our Common Stock. At any time after the issuance of the August 2026 Note, SRX Global, at its option, is entitled to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price equal to the lesser of (i) $0.05 and (ii) 80% of the average of the 5 (five) lowest intraday trading prices during the 20 (twenty) days prior to the day that SRX Global requests conversion, unless otherwise modified by mutual agreement between the parties, subject to certain adjustments and limitations, including a beneficial ownership limitation of 4.99%.

Pursuant to the terms of the August 2026 Note, we shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 or S-3, covering the resale of all of the shares of Common Stock issuable upon the conversion of the August 2026 Note.

The issuance of the August 2026 Note was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. The reliance upon Section 4(a)(2) of the Securities Act in issuing the August 2026 Note was based upon the following factors: (a) the issuance of the August 2026 Note was an isolated private transaction by us which did not involve a public offering; (b) SRX Global is an accredited investor; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) SRX Global represented that, among other things, it was acquiring the securities for investment purposes only and not with a view to distribution, it has received information about the Company necessary to make an informed investment decision, and SRX Global is capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the August 2026 Note will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act. The August 2026 Note and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description of the August 2026 Note is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.10 to this Quarterly Report and is incorporated herein by reference.

Director and Officer Trading Arrangements

From time to time, our officers (as defined in Rule 16a–1(f)) and directors may enter into Rule 10b5-1 or non-Rule 10b5-1 trading arrangements (as each such term is defined in Item 408 of Regulation S-K). None of our directors or “officers,” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, adopted, modified or terminated a Rule 10b5-1 trading plan or arrangement or a non-Rule 10b5-1 trading plan or arrangement, as defined in Item 408(c) of Regulation S-K, during the fiscal quarter covered by this report.

Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

No.	Description of Exhibit
Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.2	Second Amended and Restated Bylaws of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.3	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.4	Certificate of Correction to Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.5	Second Certificate of Correction to Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

3.6	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on April 2, 2024).

3.7	Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on October 2, 2024).

3.8†	Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on April 25, 2025).

3.9	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CERo Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on June 11, 2025).

3.10†	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on October 14, 2025).

4.1	Warrant Agreement, by and between Phoenix Biotech Acquisition Corp. and Continental Stock Transfer & Trust Company, dated October 5, 2021 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed by Phoenix Biotech Acquisition Corp. with the Securities and Exchange Commission on September 13, 2021).

4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

4.3	Form of Preferred Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 27, 2024).

4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on September 25, 2024).

4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 6, 2025).

4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1/A filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on January 21, 2025).

4.7	Form of Note (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on February 13, 2026).

4.8†	Amended and Restated Note (June 2026) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on June 26, 2026).

4.9†	Second Amended and Restated Note (July 2026) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CERo Therapeutics Holdings, Inc. with the Securities and Exchange Commission on July 17, 2026).

4.10*†	Third Amended and Restated Note (August 2026).

31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1#	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2022.

32.2#	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2022.

101.INS	Inline XBRL Instance Document (embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.
#	The certifications furnished in Exhibit 32.1 hereto are deemed to accompany this report and will not be deemed “filed” for purposes of Section 18 of the Exchange Act. Such certifications will not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.

Date: August 14, 2026	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2026	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 4.10

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AME NDE D (T HE “1933 ACT”), OR ANY U.S. STATE. SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AN “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THIRD AMENDED AND RESTATED CONVERTIBLE GRID PROMISSORY NOTE

Up to a Principal Amount of $2,794,000.00 with 25% OID for a Tranche Funding of up to $2,235,200.00	Original Issued Date: May 28, 2026
Maturity Date: May 28, 2027

FOR VALUE RECEIVED, on demand as permitted herein, CERo Therapeutics Holdings, Inc. (the “Borrower”) or the (“Company”), whose business address is 201 Haskins Way, Suite 230, South San Francisco, CA 94080, promises to pay to the order of SRX Global Inc (f/k/a SRx Health Solutions, Inc.) (the “Lender”), at its offices 801 US Highway 1, North Palm Beach, Florida, 33408 or at such other place as the Lender may designate in writing, the principal sum of the amount of loans (the “Loans”) outstanding hereunder, as conclusively evidenced on the grid attached hereto as Schedule I. This Note amends and restates in its entirety that certain Convertible Grid Promissory Note issued by Borrower in favor of the Lender dated May 28, 2026 (the “Original Note”), as amended and restated by that certain Amended and Restated Convertible Grid Promissory Note issued by the Borrower in favor of the Lender dated June 23, 2026 (the “Amended and Restated Note”) and as further amended and restated by that certain Second Amended and Restated Convertible Grid Promissory Note issued by the Borrower in favor of the Lender dated July 14, 2026 (the “Second Amended and Restated Note”).

1.	Conclusiveness of Grid. The Loan represented by this Note is such that, during the term, the Lender shall advance to the Borrower, from time to time hereunder, a Loan, up to an aggregate amount not to exceed the sum of $2,235,200.00 (Two Million Two Hundred Thirty-Five Thousand Two Hundred Dollars) (the “Maximum Loan Amount”) which has been funded as described on Schedule I, including $150,000.00 to be funded on the date hereof (the “Funding Date”). The Grid shall, in the absence of manifest error, constitute conclusive proof of the amounts and dates of all advances and repayment of principal in respect to the Loan.

2.	Advances; Schedule I. The Lender will advance the amount of $150,000.00 to the Borrower on the Funding Date. Upon delivery of any tranche amount under this Note to the Borrower, the Lender is hereby authorized by Borrower to enter and record on Schedule I attached hereto the amount of the Loan made under this Note and each payment of principal thereon without any further action on the part of Borrower or any endorser or guarantor of this Note. To the extent interest is not paid when due, the Lender is authorized and directed to enter the amount of such interest as a Loan on Schedule I. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan and its conditions. The Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of the Lender to advance the principal amount of the Loan or of the Borrower or any endorser or guarantor of this Note with respect to the Loan. The proceeds of each Loan shall be used as described in Schedule II hereto.

1

3.	Interest. The principal balance of this Note outstanding from time to time as reflected on Schedule I shall bear interest at a rate of 10% per annum. The interest shall be calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed on the outstanding balance. Interest shall accrue and shall be payable on the Maturity Date in cash, check or wire transfer in currency of the United States of America at the time of payment that shall be legal tender for the payment of debt, or Lender may elect to take such interest in common stock of the Borrower, par value $.001 per share (the “Common Stock”) consistent with Section 5 below. Nothing herein shall be construed to operate as to require Borrower to pay interest at a greater rate than is now lawful. Should any interest or other charges paid by Borrower result in a payment in excess of the maximum rate of interest that is legally permitted under applicable law, then all such excess paid by Borrower shall be automatically credited against and in reduction of the balance due under the Loan or at the option of the Borrower, be refunded. If this Note has already been repaid in full, then an additional interest amount will be computed in accordance with the preceding sentence and immediately paid by Borrower along with interest on the amount of such additional interest through the date of payment at a rate per annum equal to the then existing interest rate on this Note.

4.	Waiver. The Borrower hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Lender of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

5.	Conversion. Subject to the Ownership Limitation (as defined below) the Lender is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Common Stock at a conversion price for each share of Common Stock equal to the lesser of (i) $0.05 (the “Floor Price”) and (ii) 80% of the average of the five (5) lowest intraday trading prices during the twenty (20) days prior to the day that the Lender requests conversion, unless otherwise modified by mutual agreement between the Parties (the “Conversion Price”). The shares of Common Stock into which the Note is converted shall be referred to in this agreement as conversion shares (“Conversion Shares”); provided that if the Conversion Price, as calculated above, is below the Floor Price, the Lender hereby agrees to use the Floor Price as the Conversion Price. Notwithstanding the foregoing, if the Conversion Price is lower than the Floor Price at the time the Conversion Shares are actually issued, then the Borrower shall issue a cash payment, in readily available funds to Lender equal to the product of (i) (x) the number of Conversion Shares issuable upon conversion of the portion of the Note converted, assuming a Conversion Price equal to the price determined by clause (ii) of the preceding sentence (the “Assumed Conversion Price”) minus (y) the number of Conversion Shares actually issued upon conversion of such portion of the Note at the Floor Price multiplied by (ii) the Assumed Conversion Price. For illustrative example only, if the application of clause (ii) of the definition of Conversion Price set forth above would result in a Conversion Price of $0.02 and the Borrower converts $1,000,000 aggregate principal amount and accrued but unpaid interest of this Note, then, for such purposes, (i) the Note would convert at the Floor Price into 20,000,000 shares of Common Stock ($1,000,000 divided by $0.05), (ii) the Assumed Conversion Price would be $0.02 and (iii) the Borrower would owe a cash payment of $600,000 (30,000,000, which equals the difference between the 50,000,000 shares issuable upon conversion of $1,000,000 at an Assumed Conversion Price of $0.02 and the 20,000,000 Conversion Shares actually issued at the Floor Price, multiplied by the Assumed Conversion Price of $0.02). Upon the exercise of any conversion, the Lender shall duly notify the Borrower whether principal or interest is being converted. If the Issuer’s Common Stock is chilled for deposit at DTC, becomes chilled, or receives a Stop Sign or other trading restrictions at any point while this Note remains outstanding, an additional 10% discount will be attributed to the Conversion Price defined hereof and the conversion dollar amount per conversion shall be reduced by a flat fee of $1,500.00 charged to the Borrower to cover costs associated with the deposit of chilled or otherwise trade restricted stocks for each conversion. The Borrower will not be obligated to issue fractional Conversion Shares. In the event that Lender elects to convert the note in part, the conversion price for each conversion event shall be calculated at the time of conversion in part. The Lender may convert this Note into Common Stock by providing the Company, with the form of conversion notice attached to the Note as Exhibit A, executed by the Lender evidencing such Lender’s intention to convert the Note together with the documents set forth in Section 10 hereof. For purposes of this Agreement, the Clearing Date shall be on the date in which the conversion shares are deposited into the Lender’s brokerage account and Lender’s broker has confirmed with Lender that the Lender may execute trades of the conversion shares; provided that the registration for resale of the Conversion Shares under the 1933 Act is effective as of such date or an exemption from the registration requirements under the 1933 Act is available as of such date. The outstanding interest or principal amounts, as determined by the Lender, shall be reduced by the total dollar amount of Common Stock so converted.

2

The Company will not issue fractional shares or script representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Lender notifies the Company of its intention to so convert by delivery, by facsimile transmission, email, or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, attn: Chief Executive Officer or as otherwise instructed by the Borrower to Lender in writing. At the Maturity Date, the Company will pay any unconverted outstanding principal amount and accrued interest thereon, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

Notwithstanding anything to the contrary in this Note, in no event shall the Lender be entitled to convert that number of Conversion Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Lender, would exceed 4.99% of the number of shares of Common Stock outstanding on any date Lender requests conversion, as determined in accordance with Rule 13d-1(j) of the 1934 Act (the “Ownership Threshold”).

For the avoidance of doubt, the Conversion Price and number of Conversion Shares shall be subject to adjustment in proportion to any stock split, reverse stock split, share combination or other similar corporate event.

6.	Delivery of Share Certificates Upon Conversion. Upon receipt by the Borrower from the Lender of a facsimile transmission (with receipt confirmation from recipient) or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in Section 5, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Lender, certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. The Borrower will bear all costs related to the issuance of the Conversion Shares, including all costs of obtaining an attorney’s opinion letter regarding the Conversion, and the overnight delivery of the Conversion Shares.

7.	Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Lender and its compliance with the provisions of this Note, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of Lender’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, provided the stock underlying the Note is eligible for an exemption from registration under the Securities Act of 1933.

8.	Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Lender or its transferee shall have furnished an opinion of counsel to the Company and the Company’s transfer agent (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE LENDER) , IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3

The legend set forth above shall be removed and the Borrower shall issue to the Lender a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be reasonably acceptable to the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Lender under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall not unreasonably object to the legal opinion in the event an exemption is available.

The Common Stock issuable upon conversion of this Note shall be eligible for registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws, pursuant to any registration statements on Form S-1 or otherwise filed by the Company on a date following the execution of this Note.

9.	Registration Statement. On or prior to July 1, 2026, the Company shall prepare and file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the shares issuable upon conversion of the Note pursuant to section 6 hereof (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale of the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale of the Registrable Securities as a secondary offering). in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

10.	Reserved.

11.	Prepayment of the Borrower. The Borrower may, at any time and from time to time, prepay all or part of the amount owing hereunder with a premium of 120% to the principal face value.

12.	Agreement of Lender. In the event that the Lender elects to convert the outstanding principal above, the Lender agrees to execute such mutually acceptable documents, including a subscription agreement and/or conversion notice, as the Borrower shall reasonably request to ensure compliance with applicable laws, including U.S. federal, state and applicable Canadian securities laws. The obligations of the Borrower to issue securities to the Lender hereunder shall be contingent upon Lender’s execution of such documents, when required.

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13.	Events of Default. If any of the following events of default (each, an “Event of Default”) shall occur:

a.	Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

b.	Conversion and the Shares. Solely due to the fault of the Borrower, the Borrower fails to issue shares of Common Stock to the Lender (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Lender of the conversion rights of the Lender in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer or issue (electronically or certificated form) any certificate for shares of Common Stock issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days after the Lender shall have delivered a Notice of Conversion, providing that the Company counsel does not reasonably object to the legal opinion in conclusion that an exemption is available.

c.	Breach of Covenants. The Borrower breaches any material covenant or other material term, or condition contained in this Note and any collateral documents and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Lender.

d.	Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Lender with respect to this Note.

e.	Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

f.	Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days unless otherwise consented to by the Lender, which consent will not be unreasonably withheld.

g.	Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall he instituted by or against the Borrower which has not been dismissed 60 days after its filing.

h.	Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

i.	Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debt as they become due.

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j.	Remedies. UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 13, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE LENDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO THE DEFAULT SUM (AS DEFINED HEREIN). Upon the occurrence and during the continuation of any Event of Default, the Lender shall deliver a written notice to the Borrower (the “Default Notice”), which shall set forth the Event of Default that such notice is based upon and the calculation of all the payments, including the Default Sum, if any, due to the Lender (the “Default Payment Calculation”), the Note shall become immediately due and payable. Unless otherwise objecting to the Event of Default or the Default Payment Calculation set forth in the Default Notice, which shall be reasonable and shall be reviewed or adjusted by the Lender if necessary (the “Amended Default Notice”), the Borrower shall pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to (w) then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Lender shall be entitled to exercise all other rights and remedies available at law or in equity(collectively, the “Default Sum”). If the Borrower fails to pay the Default Amount within fifteen (15) business days of the latter of the date when Default Notice is provided, or the date of the Amended Default Notice, then the Lender shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

14.	Miscellaneous.

a.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to he received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) five (5) days after deposited in the mail. The addresses for such communications shall be as set forth above or such other address as a Party may designate by providing notice of such change to the other Party.

b.	Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Lender. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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c.	Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall insure to be the benefit of the Lender and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may he pledged as collateral in connection with a bona fide margin account or other lending arrangement in compliance with applicable securities rules and regulations.

d.	Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Lender hereof costs of collection, including reasonable attorneys’ fees.

e.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in New York County. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens. The Borrower and the Lender waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f.	Notice of Corporate Events. Except as otherwise provided below, the Lender shall have no rights as a holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Lender with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders).

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of this 11th day of August 2026.

Cero Therapeutic Holdings, Inc			SRX Global Inc. (f/k/a SRX Health Solutions, Inc.)

By:	/s/ Chris Ehrlich		By:	/s/ Michael Young
	Name:	Chris Ehrlich		Name:	Michael Young
	Title:	CEO		Title:	Authorized Person

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SCHEDULE I TO NOTE

Borrower: CERO Therapeutics

Tranche Amount		Funding Date	Principal Amount	Use of Proceeds
	$750,000.00	5/28/26	$937,500.00
	$663,600.00	6/23/26	$829,500.00	Schedule II.A
	$671,600.00	7/14/26	$839,500.00	Schedule II.B
	$150,000.00	8/11/2026	$187,500.00	Schedule II.C

Total:	$2,235,200.00		$2,794,000.00

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SCHEDULE II TO NOTE

[***]

10

Exhibit A

Form of Conversion Notice

To: [________________]

The undersigned hereby irrevocably elects to convert [__________________] of the principal amount of the Third Amended and Restated Convertible Note into shares of Common Stock of [__] according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Number of Common Stock to be Issued:

Amount of Note Remaining:

The above referenced shares shall not bear any legend restricting transfer and should be immediately sent to [_________] via DWC (Broker DTC Participant number: [    ] Account Number [_________________]).

Issue to:	[_________________________]
[_________________________]
[________]
[_____________________]

[_____________________]

By:

By:
Name:
Title:

11

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Chris Ehrlich, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of CERo Therapeutics Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15 (f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2026

/s/ Chris Ehrlich
Chris Ehrlich
Chairman and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Kucharchuk, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of CERo Therapeutics Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15 (f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2026

/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CERo Therapeutics Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Chris Ehrlich, Chairman and Chief Executive Officer, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026

/s/ Chris Ehrlich
Chris Ehrlich
Chairman and Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CERo Therapeutics Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Andrew Kucharchuk, Chief Financial Officer and Corporate Secretary, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026

/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer
(Principal Financial and Accounting Officer)